UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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IRIS INTERNATIONAL, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IRIS INTERNATIONAL, INC.

9172 Eton Avenue

Chatsworth, California 91311

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held Friday, July 13, 2007

To the Stockholders of IRIS International, Inc.:

The 2007 Annual Meeting of Stockholders of IRIS International, Inc. will be held at IRIS International’s corporate headquarters, located at 9172 Eton Avenue, Chatsworth, California on Friday, July 13, 2007 at 10:00 a.m. Pacific Time, for the following purposes:

1.	To elect seven (7) Directors to hold office until the 2008 annual meeting or until their successors are elected and qualified;

2.	To ratify the selection of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007;

3.	To approve the 2007 Stock Incentive Plan; and

4.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on June 1, 2007, as the record date for determination of stockholders entitled to notice of, and to vote at, the meeting and any of its adjournments or postponements.

You are cordially invited to attend the Annual Meeting in person. However, you must be a stockholder of record at the close of business on June 1, 2007 to vote at the meeting. If your shares are held in street name, you must obtain a Proxy, executed in your favor, from the holder of record in order to be able to vote at the Annual Meeting. Regardless of whether or not you will attend, please mark, date, sign and return the enclosed proxy.

By Order of the Board of Directors

Richard H. Williams Chairman of the Board

June 1, 2007

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS, PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE STAMPED RETURN ENVELOPE PROVIDED. YOUR PROMPT RETURN OF THE PROXY WILL HELP AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION TO ASSURE A QUORUM AT THE MEETING.

THE ANNUAL MEETING IS ON JULY 13, 2007. PLEASE RETURN YOUR PROXY IN TIME

IRIS INTERNATIONAL, INC.

9172 Eton Avenue

Chatsworth, California 91311

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held Friday, July 13, 2007

GENERAL INFORMATION AND VOTING RIGHTS

This proxy statement (the “Proxy Statement”) and the enclosed proxy are furnished in connection with the solicitation of proxies by the Board of Directors of IRIS International, Inc., a Delaware corporation, for use at the 2007 Annual Meeting of Stockholders (the Annual Meeting) to be held at IRIS’ corporate headquarters, located at 9172 Eton Avenue, Chatsworth, California on Friday, July 13, 2007 at 10:00 a.m. Pacific Time, and any adjournments or postponements thereof. Enclosed with this Proxy Statement is a copy of our Annual Report, which includes our Form 10-K (without exhibits), for the fiscal year ended December 31, 2006. However, the Annual Report is not intended be a part of this Proxy Statement or a solicitation of proxies. We anticipate that the Proxy Statement and enclosed proxy will first be mailed or given to its stockholders on or about June 11, 2007.

Your vote is important. If your shares are registered in your name, you are a stockholder of record. If your shares are in the name of your broker or bank, your shares are held in street name. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting even if you cannot attend. All stockholders can vote by written proxy card. Your submitting the enclosed proxy will not limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in street name, you must obtain a proxy, executed in your favor, from the holder of record in order to be able to vote at the meeting. If you are a stockholder of record, you may revoke your proxy at any time before the meeting either by filing with the Corporate Secretary of IRIS, at our principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote your shares in person. All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors.

Only holders of record of our common stock at the close of business on June 1, 2007 will be entitled to vote at the Annual Meeting on the proposals described in this Proxy Statement. On that date, there were 18,219,768 shares of common stock outstanding. Each holder of record is entitled to one vote for each share of common stock held on all matters to come before the meeting. Stockholders may not cumulate votes in the election of directors.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place in order to solicit additional proxies in favor of the nominees of the Board of Directors, the persons named as proxies and acting thereunder will have discretion to vote on these matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. At the date this proxy statement went to press, we did not know of any other matter to be raised at the Annual Meeting.

The seven nominees for election as directors who receive the most votes “for” election will be elected. Approval of our 2007 Stock Incentive Plan and ratification of the appointment of our independent registered public accounting firm each will require an affirmative vote of the majority of the shares of common stock present or represented at the annual meeting with respect to such proposal.

The presence, in person or by proxy, of a majority of the votes entitled to be cast by the stockholders entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be included in the number of shares present at the Annual Meeting for determining the presence of a quorum. Abstentions will be counted toward the tabulation of votes cast on proposals submitted to stockholders and will have the same effect as negative votes, while broker non-votes on a proposal are not counted or deemed present or represented for determining whether stockholders have approved that proposal. Broker non-votes occur when a broker holding customer securities in street name has not received voting instructions from the customer on certain “non-routine” matters, such as approval of our 2007 Stock Incentive Plan and, therefore, is barred by the rules of the applicable securities exchange from exercising discretionary authority to vote those securities. Brokers may vote their clients’ shares on routine matters, such as the election of directors and the ratification of our independent registered public accounting firm.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Bylaws state that the Board of Directors shall consist of seven members, which number may be changed from time to time by resolution of the Board. The number of Board members currently is set at seven, and there currently are seven Board members.

At the recommendation of the Compensation and Nominating Committee, the Board of Directors proposes the election of the following nominees as directors, all of whom currently serve on the Board of Directors:

Thomas H. Adams, Ph.D.

Steven M. Besbeck

César M. García

Michael D. Matte

Richard G. Nadeau, Ph.D.

Stephen E. Wasserman

Richard H. Williams

Each of the directors elected at the Annual Meeting will serve until the Annual Meeting of Stockholders to be held in 2008 or until such director’s successor has been duly elected and qualified or until such director has otherwise ceased to serve as a director.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named above. If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies will be voted for such other nominee(s) as shall be designated by the then current Board of Directors to fill any vacancy. We have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

The principal occupation and certain other information about the nominees and our executive officers are set forth on the following pages.

THE BOARD OF DIRECTORS AND COMPENSATION AND NOMINATING COMMITTEE UNANIMOUSLY RECOMMEND A VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED ABOVE.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to directors, nominees, and other executive officers of IRIS International, Inc. as of June 1, 2007:

Name	Age	Position with IRIS
Directors and Nominees:
Thomas H. Adams, Ph.D.	64	Chief Technology Officer and Director
Steven M. Besbeck	59	Director
César M. García	54	Chief Executive Officer, President and Director
Michael D. Matte	48	Director
Richard G. Nadeau, Ph.D.	71	Director
Stephen E. Wasserman	61	Director
Richard H. Williams	70	Chairman of the Board

Other Executive Officers:
Robert A. Mello	53	Corporate Vice President and President, Iris Sample Processing
Veronica O. Tarrant	45	Interim Chief Financial Officer, Vice President, Finance and Corporate Controller
Thomas E. Warekois	53	Corporate Vice President and President, Diagnostics Business Unit
John U. Yi	46	Corporate Vice President, Operations

Board of Directors and Nominees

Richard H. Williams has served as a director since June 2003 and was elected Chairman of the Board in March 2004. Mr. Williams, an experienced businessman and entrepreneur, has served as a consultant to many emerging growth companies since 1980. In 1994, Mr. Williams became a director and helped structure, finance and take public InTime Systems International, a Nasdaq listed software company, selling human resource payroll products to Fortune 1000 companies. The company was sold to Aris Corporation in July 1998. In 1988, Mr. Williams purchased Restor Industries, a telecommunications service company, with a group of investors. Mr. Williams was appointed Chairman and Chief Executive Officer and, after several acquisitions, took Restor public. Previously, he was Chairman and Chief Executive Officer of several private companies, including an oil and gas exploration company and a telecommunications engineering service company in the U.S. and Taiwan. From 1970 to 1980, he was Vice President of a $100 million consumer product division of Pfizer Inc. Mr. Williams holds a B.S. in Business and Finance from New York University.

Steven M. Besbeck has served as a director since 1990. He is President, Chief Executive Officer of Aspyra, Inc., a position he has held since 1983, as well as one of its directors since 1980. Aspyra, a publicly traded company (AMEX: APY), designs, develops, services and markets clinical and diagnostic information systems for laboratory, pharmacy and radiology departments in hospitals, clinics and other healthcare providers. Prior to that, Mr. Besbeck was a director, President and Chief Executive Officer of American Cytogenetics, Inc., a provider of specialty clinical laboratory services from 1975 through 1983. Mr. Besbeck holds a B.S. in Finance from California State University, Long Beach.

Michael D. Matte has served as a director since January 2004. Mr. Matte currently is President of Matte Holdings, a financial advisory consulting firm he founded in March 2006. From 2001 to January 2006, Mr. Matte served as Cyberguard Corporation’s Chief Financial Officer which was sold in January of 2006. From 1981 to 1992, he was employed by Price Waterhouse as a senior audit manager. From 1992 to 1998, he served as Chief Financial Officer for InTime Systems International, and from 1998 to 2001, he served as Chief Financial Officer for AmeriJet International. Mr. Matte is a Certified Public Accountant and holds a B.S. in Accounting from Florida State University.

Richard G. Nadeau, Ph.D has served as a director since January 1999 when the Board was enlarged from four to five members. He is Founder and Chairman of Vistair Ventures, a company he founded in 1984 that funds small businesses during their seed phase primarily in the high technology fields. Concurrently, Dr. Nadeau held senior positions with various IVD equipment companies, including Chairman and Chief Executive Officer of Cytometrics, Inc., President and Chief Executive Officer of EM Diagnostic Systems, Inc., Senior Vice President and Chief Technical Officer of Technicon Instrument Corporation, President of the Diagnostics Division (North America) of Technicon Instrument Corporation, President of Ortho Diagnostics, Inc., a subsidiary of Johnson & Johnson, Inc., and Worldwide Marketing Manager for the Automatic Clinical Analysis Division of E.I. DuPont de Nemours & Co. He currently serves on the Board of Directors for the Advanced Medical Technology Association. Dr. Nadeau is a former President of the National Committee for Clinical Laboratory Standards and former Board Member of the European Committee for Clinical Laboratory Standards. Dr. Nadeau is a Fellow in the National Academy of Clinical Biochemistry. He earned his B.S. in pre-Med and M.S. in Biochemistry at the University of New Hampshire and his Ph.D. in Biochemistry at West Virginia University.

César M. García joined IRIS in January 2002 as Executive Vice President and was appointed President in June 2003 and Chief Executive Officer and a director in November 2003. Mr. García has over 30 years of experience in medical device manufacturing. Prior to joining us, Mr. García was Senior Vice President, Operations and Program Management for Cytometrics Inc., an early stage manufacturer of non-invasive, photonics-based medical devices. From 1994 to 1998, he was Vice President of Operations and Engineering at Datascope Corp., which manufactures medical devices for interventional cardiology, anesthesiology and critical care monitoring. From 1974 to 1994, Mr. García worked with Bayer assuming positions of increased responsibility including General Manager of Technicon Electronics Corp., a subsidiary of Bayer USA and Director of Worldwide Hematology Manufacturing and Cellular Diagnostics Research and Development. Mr. García earned his B.S. in Industrial Engineering (Cum Laude) at the University of Puerto Rico and received an Advanced Management Certificate from Pace University.

Thomas H. Adams, Ph.D has served as a director since June 2005, and as Chief Technology Officer of IRIS since April 2006. Dr. Adams served as Chairman and Chief Executive Officer of Leucadia Technologies, a privately held medical-device company, from 1998 to April 2006, when Leucadia was acquired by us. In 1989, Dr. Adams founded Genta, Inc., a publicly held biotechnology company in the field of antisense technology, and served as its Chief Executive Officer until 1997. Dr. Adams founded Gen-Probe, Inc. in 1984 and served as its Chief Executive Officer and Chairman until its acquisition by Chugai Biopharmaceuticals, Inc. in 1989. Before founding Gen-Probe, Dr. Adams has also held management positions at Technicon Instruments and the Hyland Division of Baxter Travenol, and served as a director of Biosite Diagnostics, Inc., a publicly held medical research firm, from 1989 to 1998 and as a director of Invitrogen, a publicly held company that develops, manufactures and markets research tools and products, from 2000 to 2002. Dr. Adams currently serves as a director of La Jolla Pharmaceutical Co., a publicly held company that develops and markets novel therapeutics for antibody-mediated autoimmune diseases. Dr. Adams holds a Ph.D. in Biochemistry from the University of California, at Riverside.

Stephen E. Wasserman has served as a director since April 2006. Mr. Wasserman is currently President of Wasserman & Assoc., a consulting firm, and most recently was Group Vice President—Diagnostic Systems Products of Olympus America Inc., the U.S. business center for Tokyo-based Olympus Corporation, the $5 billion developer of opto-digital based products for the consumer, medical and diagnostics markets. Mr. Wasserman, who joined Olympus in 1997, directed the North American operations for the company’s global in-vitro diagnostics products business based in Melville, N.Y. Prior to Olympus, from 1994 to 1997, Mr. Wasserman was Chief Financial Officer of Datascope Corp. and President, Patient Monitoring Division, a Montvale, N.J.-based $210 million manufacturer and distributor of medical devices. From 1989 to 1993, he served as Vice President of NY Blood Center, Inc., and General Manager of its Melville Biologics, Inc. division, a manufacturer, marketer and developer of biopharmaceutical products. Mr. Wasserman previously held key positions from 1981 to 1989 with Technicon Instruments Corp. (now Bayer Diagnostics) in Tarrytown, N.Y., serving as Vice President, General Manager, North America and Vice President and Controller. Mr. Wasserman is a Certified Public Accountant and received a BBA from City College of New York, Baruch School of Business.

All directors are elected to serve for a one-year term or until their successors are elected.

Other Executive Officers

Veronica O. Tarrant joined IRIS in October 2006 as Vice President of Finance and Corporate Controller and was appointed Interim Chief Financial Officer effective November 7, 2006. Prior to joining IRIS, Ms. Tarrant was employed by Power-One, Inc., a manufacturer of power conversion products, first as Controller for one of its divisions (2000-2002), and later as Vice President, Finance (2002-2005) and then Vice President of Finance and Chief Accounting Officer (2005-2006). Prior to Power-One, Inc., Ms. Tarrant served as the Controller for Schlumberger ATE, a manufacturer of automated test equipment for the semiconductor industry. Ms. Tarrant has a Bachelor’s degree in Economics from Pomona College in Claremont, California, and a Masters Degree in Business Administration from Pepperdine University in Malibu, California.

Thomas E. Warekois joined IRIS in March 2007 as Corporate Vice President and President of the Diagnostics Business Unit. Prior to joining us, Mr. Warekois spent 27 years with the Siemens Medical Solutions Diagnostics (formerly Bayer Diagnostics Division), based in Tarrytown, N.Y. Mr. Warekois held several senior executive positions at Bayer Diagnostics, including Vice President of the Lab Testing Segment, Marketing and General Manager of Bayer Diagnostics in the Middle East, Eastern Europe and Africa. He also served as Vice President of Hematology Marketing. Mr. Warekois earned a Bachelor’s degree in biology from Hartwick College in Oneonta, N.Y and a Master’s degree in Business Administration from Pace University’ Lubin School of Business in New York.

John U. Yi joined IRIS in September 2003 and is the Corporate Vice President, Operations. Mr. Yi is responsible to oversee global manufacturing operations, global logistics, parts repair, facilities and Operations Engineering. Prior to joining us, Mr. Yi held the position of Vice President of Operations with Alcatel Corporation (formerly Xylan Corporation) from 1996 through 2002. Prior to Alcatel, Mr. Yi held middle and senior management positions in domestic and international operations with a number of technology companies including Seagate Corporation and Micropolis Corporation. Mr. Yi holds a Bachelor’s degree in Business Administration—Accounting from California State University in Hayward, California. He brings to us an excellent track record in operations management, program management, engineering technical services and significant experience in high-growth, high revenue manufacturing companies.

Robert A. Mello joined IRIS in April 2000 and is Corporate Vice President and President of the IRIS Sample Processing division. Mr. Mello has 27 years of experience in medical device manufacturing, service, marketing, program management and engineering. From 1988 to April 2000, he was a Vice President of Operations of bioMerieux, which designs, manufactures and markets medical instruments and consumables for immunodiagnostic and microbiology laboratories worldwide. Before that, he was Vice President of Disposables Manufacturing at bioMerieux’s clinical microbiology facility. Prior to joining bioMerieux, he co-founded Medical & Scientific Designs, where held senior management positions in operations, product development and marketing and worked with Ortho Diagnostics Inc., a division of Johnson & Johnson. Mr. Mello holds degrees in both Electrical Engineering and Business Management and has global experience in the IVD market.

The Board and Board Committees

Board of Directors. A majority of our Board of Directors is comprised of “independent” directors within the meaning of the applicable rules for companies traded on The NASDAQ Global Market (NASDAQ). During 2006, the Board determined that each of Richard H. Williams, Steven M. Besbeck, Michael D. Matte, Richard G. Nadeau, Ph.D. and Stephen E. Wasserman were independent. In addition, Thomas Adams, Ph.D also was an independent director in 2006 prior to our acquisition of Leucadia Technologies and Dr. Adams becoming employed as our Chief Technology Officer. Dr. Adams and Mr. García do not qualify as independent because they are IRIS employees.

In making its determination, the Board considered the objective tests and the subjective tests for determining who is an “independent director” under the NASDAQ rules. The subjective test states that an independent director must be a person who lacks a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In assessing independence under the subjective test, the Board took into account the standards in the objective tests, and reviewed and discussed additional information provided by the directors and the company with regard to each director’s business and personal activities as they may relate to IRIS and IRIS’ management. Based on all of the foregoing, as required by NASDAQ rules, the Board made a subjective determination as to each independent director that no relationships exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

In making its independence determinations, the Board considered transactions occurring since the beginning of 2004 between IRIS and entities associated with the independent directors or members of their immediate family. All identified transactions that appear to relate to IRIS and a person or entity with a known connection to a director are presented to the Board for consideration. In each case, the Board determined that, because of the nature of the director’s relationship with the entity and/or the amount involved, the relationship did not impair the director’s independence. The Board’s independence determinations included reviewing the following transactions.

Stephen Wasserman provided financial and management consulting services to IRIS in the fourth quarter of 2006. During 2006, we paid Mr. Wasserman an aggregate of $57,500 for these services. Mr. Wasserman is no longer providing consulting services to the company.

The Board of Directors held ten general meetings during fiscal 2006. The Board of Directors also acted on one occasion by unanimous written consent during fiscal 2006. Each current director attended at least 75% of all the meetings of the Board of Directors and those committees on which he served in fiscal 2006. While we have not established a policy with respect to members of the Board of Directors attending annual meetings, directors are generally in attendance at the annual meeting of stockholders. The Board of Directors regularly maintains an audit and corporate governance committee and a compensation and nominating committee, and establishes special committees from time to time to perform specifically delegated functions.

Audit and Corporate Governance Committee. Our Board of Directors maintains a standing Audit and Corporate Governance Committee. The Committee currently consists of Richard Williams, Steven Besbeck, and Michael Matte, all of whom qualify as “independent” directors within the meaning of the applicable rules for companies traded on The NASDAQ Global Market (NASDAQ). During 2006, Mr. Besbeck, a certified public accountant, chaired this committee. Mr. Wasserman was a member of this Committee until November 2006, when he was replaced by Mr. Williams. The Board of Directors has determined that each of Steven Besbeck and Michael Matte is an “audit committee financial expert” as defined in Item 401(h)(2) of Regulation S-K, and that Stephen Wasserman also was an audit committee financial expert while serving on the Committee in 2006. The Board also has determined that each Committee member has sufficient knowledge in reading and understanding our financial statements to serve on the Committee. The Committee reviews the scope and results of quarterly audit reviews and the year-end audit with management and the independent auditors, reviews and discusses the adequacy of our internal controls. and recommends to the Board of Directors selection of independent auditors for the coming year. The Board of Directors has adopted a written charter for the Committee.

The Committee also reviews and makes recommendations regarding the functioning of the Board of Directors as an entity, recommends corporate governance principles applicable to IRIS and assists the Board of Directors in its reviews of the performance of the Board and each of its committees. The Committee held seven meetings during fiscal 2006.

Compensation and Nominating Committee. The Compensation and Nominating Committee of the Board of Directors is primarily responsible for determining the annual salaries and other compensation of directors and executive officers and administering our equity compensation plans. During 2006, Richard H. Williams, Michael D. Matte, Richard G. Nadeau and Stephen E. Wasserman served on the Compensation and Nominating Committee. During 2006, Dr. Nadeau chaired this Committee. In connection with its deliberations, the

Committee seeks the views of the Chief Executive Officer with respect to appropriate compensation levels of the other officers and periodically recruits compensation experts to provide independent advice regarding market trends and other competitive considerations. For further discussion of the role of the Compensation and Nominating Committee in determining executive compensation, see the discussion in “Compensation Discussion and Analysis” included elsewhere in this proxy statement.

The Compensation and Nominating Committee also is responsible for considering and approving nominations for candidates for director, including determining the appropriate qualifications and experience required of such candidates, and related matters. The members of the Committee are all independent directors within the meaning of the applicable NASDAQ rules. The Committee operates pursuant to a written charter. The Committee held four meetings during fiscal 2006.

In carrying out its function to nominate candidates for election to the Board of Directors, the Compensation and Nominating Committee considers the mix of skills, experience, character, commitment, and diversity of background, all in the context of the requirements of the Board of Directors at that point in time. The Committee believes that each candidate should be an individual who has demonstrated integrity and ethics in such candidate’s personal and professional life, has an understanding of elements relevant to the success of a publicly-traded company and has established a record of professional accomplishment in such candidate’s chosen field. Each candidate should be prepared to participate fully in Board activities, including attendance at, and active participation in, meetings of the Board of Directors, and not have other personal or professional commitments that would, in the Committee’s judgment, interfere with or limit such candidate’s ability to do so. The Committee has no stated specific, minimum qualifications that must be met by a candidate for a position on our Board of Directors.

In evaluating candidates for certain Board positions, the Committee evaluates additional criteria, including the following: financial or accounting expertise, industry expertise, accomplishment in designing, marketing, manufacturing and distributing medical instruments and other experience relevant to the medical industry and public companies of a size comparable to IRIS; and experience in investment banking, commercial lending or other financing activities. The Committee also considers previous performance of candidates that are or have been Board members.

The Compensation and Nominating Committee’s methods for identifying candidates for election to the Board of Directors (other than those proposed by our stockholders, as discussed below) include the solicitation of ideas for possible candidates from a number of sources including our executives; individuals personally known to the members of the Board of Directors; and other research. The Committee may also from time to time retain one or more third-party search firms to identify suitable candidates.

An IRIS stockholder may nominate one or more persons for election as a director at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in our Bylaws. Stockholders who desire the Compensation and Nominating Committee to consider a candidate for nomination as a director at the 2008 annual meeting must submit advance notice of the nomination to the Committee a reasonable time prior to the mailing date of the proxy statement for the 2008 annual meeting. The recommendation should be addressed to our Corporate Secretary.

A stockholder’s notice of a proposed nomination for director to be made at an annual meeting must include the following information:

•	the name and address of the stockholder proposing to make the nomination and of the person or persons to be nominated;

•

a representation that the holder is a stockholder entitled to vote his or her shares at the annual meeting and intends to vote his or her shares in person or by proxy for the person or persons nominated in the notice;

•	a description of all arrangements or understandings between the stockholder(s) supporting the nomination and each nominee;

•	any other information concerning the proposed nominee(s) that we would be required to include in the proxy statement if the Board of Directors made the nomination; and

•	the consent of the nominee(s) to serve as director if elected.

Director Compensation

The general policy of the Board is that compensation for independent directors should be a mix of cash and equity-based compensation. We do not pay management directors for Board service in addition to their regular employee compensation. The Compensation and Nominating Committee, which consists solely of independent directors, has the primary responsibility for reviewing and considering any revisions to director compensation. The Board reviews the Compensation Committee’s recommendations and determines the amount and type of director compensation. The Compensation Committee can engage the services of outside advisors, experts, and others to assist the committee in determining director compensation.

During 2005, the Compensation Committee engaged an outside compensation consulting firm to aid in setting executive and director compensation.

The Board followed the recommendation of the Compensation Committee and increased the cash compensation for directors over 2005 levels but reduced the equity award compensation. The revised compensation levels are as follows:

•	annual retainer of $36,000;

•	board chairman—additional fee of $36,000;

•	committee chairpersons—additional fees of $12,000 for the Audit and Corporate Governance Committee and $6,000 for the Compensation and Nominating Committee;

•	travel stipend of $1,000 per day, for travel more than four hours, when attending board and committee meetings; and

•	stock option award for 10,000 shares, which were vested immediately with a term of 5 years.

In December 2006, each stock option award was made pursuant to the Amended and Restated 1998 Stock Incentive Plan and has an exercise price of $11.86 per share, exercisable immediately and expires five years from date of grant. Additionally, on April 6, 2006, pursuant to the stock incentive plan and in connection with his appointment to the Board of Directors, we issued to Mr. Stephen E. Wasserman an option to purchase 10,000 shares of common stock having an exercise price of $15.26 per share, which options were exercisable immediately and expire ten years from date of grant.

The following table details the total compensation earned by our non-employee directors in 2006.

Director Summary Compensation

Director	Fees Earned or Paid in Cash	Option Awards(1)	All other Compensation		Total
Richard H. Williams Chairman of the Board	$80,000	$35,100	$		$115,100
Steven M. Besbeck Chairman of the Audit Committee	$48,000	$35,100			$83,100
Michael D. Matte	$46,000	$35,100			$81,100
Richard G. Nadeau, Ph.D. Chairman of the Compensation Committee	$56,000	$35,100			$91,100
Thomas H. Adams, Ph.D. (2)	$9,000	—			$9,000
Stephen E. Wasserman (3)	$34,500	$71,233		$57,500	$163,233

(1)	These amounts represent the dollar value recognized for financial accounting purposes, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The fair values of these option awards and the amounts expensed in 2006 were determined in accordance with FAS 123R. The assumptions used in determining the grant date fair values of these awards are set forth in the notes to the Company’s consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2006 filed with the SEC on March 23, 2007.

(2)	Dr. Adams ceased receiving compensation as a director at the time he became an employee in April 2006.

(3)	Mr. Wasserman received $57,500 for consulting services rendered during 2006. Mr. Wasserman’s cash compensation for serving as a director was pro-rated for the duration of his service in 2006.

Compensation Committee Interlocks and Insider Participation

During 2006, Richard H. Williams, Michael D. Matte, Richard G. Nadeau and Stephen E. Wasserman served on the Compensation and Nominating Committee. None of these Committee members were officers or employees of IRIS during 2006, and while serving on the Committee were independent directors pursuant to applicable NASDAQ rules. During 2006, none of our executive officers served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer(s) served on our Compensation and Nominating Committee or Board of Directors.

Code of Ethics

We have adopted a Code of Ethical Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, as well as to our other employees and directors generally. A copy of our Code of Ethical Conduct will be made available to any person without charge upon written request to the Corporate Secretary of IRIS, at our principal executive offices, 9172 Eton Avenue Chatsworth, California 91311.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, our directors and officers and our significant stockholders (defined by statute as stockholders beneficially owning more than 10% of our common stock) are required to file with the Securities and Exchange Commission and IRIS reports of ownership, and changes in ownership, of common stock. Based solely on a review of the reports received by us, we believe that, during the year ended December 31, 2006, all of our officers, directors and significant stockholders complied with all applicable filing requirements under Section 16(a), except one Statement of Changes in Beneficial Ownership on Form 4, reporting one transaction, was filed late by each of Bernard Alfano, Robert Mello, César M. García and John Yi, relating to restricted stock awards.

COMPENSATION DISCUSSION AND ANALYSIS

Philosophy on Executive Compensation

IRIS International’s business vision is built around our desire to hire and retain the most talented executives and employees in the industry. We believe that a strong management team is necessary to realize our operating goals of achieving significant market share by delivering the best products and service in our industry at competitive prices in a positive and rewarding working environment for our employees.

We strive to exceed our customers’ expectations through exceptional service at every point of contact and through products and services that deliver what clients care about the most. In order to achieve these goals, we must attract, retain and properly motive exceptional executives.

Our executive compensation program is designed to:

•	motivate and retain executive officers,

•	award the achievement of short-term and long-term performance goals,

•	establish an appropriate relationship between executive pay and short-term and long-term performance, and

•	align executive officers’ interests with those of the Company’s shareholders.

We attempt to achieve these objectives by offering a compensation program comprised of base salary, annual cash incentive awards, and equity-based compensation.

Determining Executive Compensation

The Compensation and Nominating Committee of the Board of Directors is primarily responsible for determining the annual salaries and other compensation of executive officers. The Committee has adopted a general approach of compensating executives with cash salaries commensurate with the experience and expertise of the executive and competitive with median salaries paid to executives at comparable companies. To reward executives for their contributions to the achievement of company-wide performance goals, incentive bonus awards are established at a level designed to ensure that when such payouts are added to the executive’s base salary, the total compensation for above-average performance will exceed the average compensation level at comparable companies. In addition, to align our executives’ compensation with our business strategies, values and management initiatives, both short and long term, executive officers are provided with long-term performance incentives.

The Committee also considers the compensation levels of executive officers at other publicly traded and private companies. The Committee has collected information regarding compensation levels at other companies over the last several years from a variety of sources, including proxy statements and compensation reports and surveys published or prepared by compensation consulting firms. Using this information, the Committee generally establishes compensation levels (including salary, cash bonus and equity-based compensation) comparable to the median compensation levels of their counterparts at comparable companies.

During 2005, the Committee engaged a compensation consulting firm to evaluate and make recommendations about the our director and employee compensation programs. The consulting firm’s recommendations were implemented by us for 2006, which included:

•	Adjusted executive compensation based on current market conditions, and

•	Implemented a management incentive bonus plan to provide for both short-term and long term compensation.

Compensation Elements

Our compensation package for executive officers consists of base salary, annual cash incentive (bonus) awards, and equity-based compensation. The executive officers are also eligible to participate in all of our employee benefit plans.

Base Salaries. Base salaries are initially determined based on average base salaries paid at comparable companies for similarly situated executives, and then adjusted based on an assessment of individual performance and contributions. For executive officers, base salaries often are the subject of extensive negotiation with the individual executive, and the amount ultimately agreed upon depends on many factors, including competition for the executive’s services.

Management Incentive Bonus Plan. We have a Management Incentive Bonus Plan (MIBP) to reward participants with a combination of short-term and long-term compensation awards. The short-term awards are primarily comprised of cash bonuses, whereas the long-term awards are comprised of a combination of restricted stock awards and stock option grants. The awards reflect the executives’ contribution to the achievement of company-wide performance goals and individual performance goals. All of our executive officers participate in the MIBP. MIBP payouts are established at a level designed to ensure that when such payouts are added to a participant’s base salary, the total compensation for above-average performance will exceed the average compensation level at comparable companies. Awards are generally made only to MIBP participants when their division, or the company as a whole, exceeds budgeted operating income goals, which are determined by the Board of Directors during the first quarter of the applicable fiscal year. Executives that join IRIS in the middle of a fiscal year typically are entitled to a pro-rated bonus based on the portion of the year they were with us. Additionally, certain executives may be awarded bonuses based on attaining personal objectives set by the Board of Directors or the Chief Executive Officer. Accordingly, although the MIBP is utilized, the ultimate incentive awards are at the discretion of the Compensation Committee and the Board of Directors. The MIBP short-term awards are normally paid in cash, but at the discretion of the Compensation Committee and the Board of Directors, such awards may be paid in stock options and restricted stock.

Long-term compensation awards include a combination of options and restricted stock based on the predetermined award. The number of options and restricted shares is determined based on values assigned to each respective award as determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123R, “Share-Based Compensation” (“FAS 123R”). The relative split between options and restricted shares is determined by the Compensation Committee. For 2006, the value of long-term compensation awards was paid 75% in option shares and 25% in restricted stock.

Restricted Stock Grants. As part of the MIBP, we award restricted shares of our common stock to provide employees with an opportunity to share with the stockholders in our long-term performance. The Committee generally grants restricted stock annually to executive officers as well as certain other employees. Awards are also made to certain executives upon commencement of employment and, occasionally, following a significant change in job responsibility, scope or title or a particularly noteworthy achievement. Restricted stock awards have a four-year vesting, 25% after one year from date of award and then 6 1/4% quarterly thereafter. The Committee has established general guidelines for determining the size of periodic restricted stock awards based upon several factors, including the salary and performance of the recipient and the market price of the common stock at the time of grant. The size of the awards is targeted at competitive levels.

Stock Option Plans. As part of the MIBP, we also award stock options to provide employees with an opportunity to share with the stockholders in our long-term performance. The Committee generally grants stock options on a periodic basis to all eligible employees. Grants are also made to certain employees upon commencement of employment and, occasionally, following a significant change in job responsibility, scope or title or a particularly noteworthy achievement. Beginning in 2002, stock options generally have a four-year vesting schedule and expire five years from the date of grant. Currently, the exercise price is based on the average closing price of our common stock for the ten trading days immediately following the date the award is approved. The Compensation Committee has established general guidelines for determining the size of periodic stock option grants based upon several factors, including the salary and performance of the recipient and the market price of the common stock at the time of grant.

Employee Stock Purchase Program. We maintain a stock purchase plan that permits all employees to purchase shares of common stock at a discount of 15% from the then-current market price. Employees may invest up to 15% of their total compensation and must hold the shares for one year. If the employee resigns from the company or if we terminate employment for cause during the holding period, we may repurchase the shares at the employee’s original purchase price. Our right to repurchase the shares automatically terminates early under certain circumstances such as upon a sale of the company.

Report of Compensation Committee

The Compensation and Nominating Committee of the Board of Directors is primarily responsible for determining the annual salaries and other compensation of executive officers and administering the Company’s stock option and stock purchase plans. The Committee has reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with management and based on such review and discussion has recommended to the Board of Directors that the Compensation Discussion and Analysis section be included in IRIS’ 2006 Annual Report on Form 10-K and in this proxy statement.

COMPENSATION COMMITTEE

Richard G. Nadeau (Chairman)

Richard H. Williams

Michael D. Matte

Stephen E. Wasserman

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth, as to each person serving as Chief Executive Officer and Chief Financial Officer during 2006, the three most highly compensated executive officers other than the Chief Executive Officer and Chief Financial Officer who were serving as executive officers at the end of the 2006 whose compensation exceeded $100,000, Bernard M. Alfano, whose service as an executive officer terminated in November 2006 (referred to as named executive officers), information concerning all compensation paid for services to us in all capacities for 2006.

Name and Principal Positions	Year	Salary	Non-equity Incentive Plan Compensation(1)	Stock Awards(2)	Option Awards(2)	All Other Compensation(3)	Total
Cesar M. García President and Chief Executive Officer	2006	$373,449	$84,375	$40,659	$119,151	$18,600	$636,234
Martin G. Paravato Corporate Vice President and Chief Financial Officer (4)	2006	$95,481	—	—	—	$215,480	$310,961
Donald C. Mueller Corporate Vice President and Chief Financial Officer (5)	2006	$215,423	—	$25,756	$70,670	$92,426	$404,275
Veronica O. Tarrant Interim Chief Financial Officer, Vice President, Finance and Corporate Controller (6)	2006	$44,012	$12,500	7,938	6,666	—	$71,115
Thomas A. Adams, PhD Chief Technical Officer	2006	$183,042	—	—	—	$2,947	$185,989
Bernard M. Alfano Corporate Vice President and President, Diagnostics Business Unit (7)	2006	$227,082	—	$9,420	$27,605	$5,116	$269,224
Robert A. Mello Corporate Vice President and President, Iris Sample Processing	2006	$209,980	$52,920	$12,546	$36,769	$5,421	$317,636
John U. Yi Corporate Vice President, Operations	2006	$194,106	$25,650	$10,999	$32,236	$10,644	$273,635

(1)	These amounts represent the cash bonus paid to the Named Executive Officers as part of the MIBP during 2006.

(2)	These amounts represent the dollar value recognized for financial accounting purposes, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The fair values of these awards and the amounts expensed in 2006 were determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123R, “Share-Based Compensation” (“FAS 123R”). The awards for which expense is shown in this table include the awards described in the Grants of Plan-Based Awards table of this Report. The assumptions used in determining the grant date fair values of these awards are set forth in the notes to the Company’s consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2006 as filed with the SEC on March 23, 2007.

(3)	These amounts represent the aggregate incremental cost to the Company with respect to the perquisites and other personal benefits provided to the Named Executive Officer in 2006. The amounts include (a) the Company’s matching contributions to the Company’s 401(k) Plan, (b) life insurance premiums, (c) the dollar value of the difference between the price paid for common stock purchased under the Company’s Employee Stock Purchase Plan and the fair market value of such shares on the date of purchase, (d) automobile allowances, (e) relocation expenses, including moving expenses, the costs of a furnished apartment, and third party costs incurred in the sale of a residence, (f) severance pay, (g) consulting fees following termination of employment, and (h) vacation payout upon termination of employment, as follows:

Name	401(k)	Life	ESPP	Auto	Relocation	Severance	Consulting	Vacation	Total
Mr. García	$4,400	$1,457	$6,743	$6,000	—	—	—	—	$18,600
Mr. Paravato	$4,400	$2,638	—	—	—	$153,846	$26,000	$28,596	$215,480
Mr. Mueller	—	—	—	—	$92,426	—	—	—	$92,426
Dr. Adams	—	$2,947	—	—	—	—	—	—	$2,947
Mr. Alfano	$4,400	$716	—	—	—	—	—	—	$5,116
Mr. Mello	$4,400	$1,021	—	—	—	—	—	—	$5,421
Mr. Yi	$4,400	$950	$5,294	—	—	—	—	—	$10,644

(4)	Mr. Paravato’s compensation includes his regular salary through the day of his retirement on May 11, 2006.

(5)	Mr. Mueller’s employment as CFO commenced May 12, 2006 and ceased on November 7, 2006.

(6)	Effective November 7, 2006, Ms. Tarrant was appointed Interim Chief Financial Officer. Previously, Ms. Tarrant served as the Company’s Vice President of Finance.

(7)	Mr. Alfano resigned in November 2006.

Awards granted under the MIBP were lower than the target amounts fixed by the Compensation Committee at the beginning of 2006. The primary reason was that the Company did not achieve its financial goals of revenues and operating income. Accordingly the awards for 2006 as determined by the Compensation Committee and the Board of Directors were as follows: Mr. García received 45% of his targeted cash award and 50% of his targeted stock and options awards; Mr. Yi received 45% of his targeted cash award and 80% of his targeted stock and options awards; whereas Mr. Mello received 84% of his targeted cash award and 80% of his targeted stock and options awards. With respect to Mr. Mello who is the president of the Company’s Sample Processing division, his awards were higher because his division exceeded its financial goals for 2006. Ms. Tarrant received partial year awards, since her employment commenced in October 2006.

Grants of Plan-Based Awards in Fiscal 2006

The following table provides information about equity-awards granted to each named executive officer that received awards in 2006 under the Company’s Amended and Restated 1998 Stock Incentive Plan, which is the only plan pursuant to which awards were granted in 2006.

Name	Grant Date(1)	Approval Date(1)	All Other Stock Awards: Number of Shares of Stock or Units(2)	All Other Option Awards: Number of Securities Underlying Options(3)	Exercise or Base Price of Option Awards(4)	Market Price on Grant Date(4)	Grant Date Fair Value of Stock and Option Awards(5)
Cesar M. García	2/24/06	2/24/06	8,384	—	—	—	$192,413
	2/24/06	2/24/06	—	76,962	$22.95	$22.95	$563,872
Donald C. Mueller	5/1/06	5/15/06	14,500	—	—	—	$176,610
	5/1/06	5/15/06	—	121,000	$12.18	$11.84	$484,596
Veronica O. Tarrant	9/25/06	10/09/06	11,034	—	—	—	$127,001
	9/25/06	10/09/06	—	27,137	$11.51	$11.06	$106,648
Bernard M. Alfano	2/24/06	2/24/06	2,155	—	—	—	$49,457
	2/24/06	2/24/06	—	19,781	$22.95	$22.95	$144,928
Robert A. Mello	2/24/06	2/24/06	2,587	—	—	—	$59,372
	2/24/06	2/24/06	—	24,750	$22.95	$22.95	$174,007
John U. Yi	2/24/06	2/24/06	2,268	—	—	—	$52,051
	2/24/06	2/24/06	—	20,822	$22.95	$22.95	$152,555

(1)	The grant date of an option award is the date that the compensation committee fixes as the date the recipient is entitled to receive the award. The approval date is the date that the compensation committee approves the award.

(2)

Represents the number of restricted stock awards granted in 2006 to the Named Executive Officers. These awards vest over a four year period, 25% on the first anniversary of the Grant Date, and 6 1/4% per quarter thereafter.

(3)

Represents the number of stock options awards granted in 2006 to the Named Executive Officers. These awards vest over a four year period, 25% on the first anniversary of the Grant Date, and 6 1/4% per quarter thereafter.

(4)	The exercise price of option awards on February 24, 2006 is the market price on the date that the annual options were granted. The price for Mr. Mueller and Ms Tarrant’s options were based on the average closing price of IRIS International’s common stock for the ten trading days immediately following the date of the award whereas the market price on the date of grant is the closing price of IRIS International’s common stock on the grant dates.

(5)	The grant date fair value is generally the amount the company would expense in its financial statements over the award’s service period, but does not include a reduction for forfeitures.

Outstanding Equity Awards at Fiscal Year-End 2006

The following table provides information with respect to stock option and restricted stock awards held by each of the named executive officers as of December 31, 2006.

	Option Awards					Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Name		Exercisable (#)	Unexercisable (#)(1)
Cesar M. García
	01/11/02	66,105		2.60	1/11/12
	01/11/02	20,000		2.60	1/11/12
	11/18/03	130,000		4.34	11/18/08
	12/10/04	60,000		8.58	12/10/09
	02/24/06		76,962	22.95	2/24/11	8,384	106,058
Martin G. Paravato
	1/05/04	29,960		6.25	1/05/09
	12/10/05	20,500		8.58	12/10/10
Thomas H. Adams
	6/1/05	15,555		17.82	6/1/15
	12/09/05	12,500		26.02	12/09/15
Veronica O. Tarrant
	09/25/06		27,137	11.51	9/25/11	11,034	139,580
Bernard M. Alfano (3)
	01/11/02	6,500		2.60	1/12/12
	06/06/02	1,000		3.01	6/6/07
	12/15/03	12,000		5.71	12/15/08
	12/15/03	7,500		5.71	12/15/08
	12/10/04	10,000		8.58	12/10/09
	05/23/05	33,901		16.96	5/23/10
	08/01/05	16,099		14.80	8/01/10
Robert A. Mello
	04/18/00	50,000		1.31	4/18/1
	06/01/01	6,000		2.00	6/01/11
	06/06/02	6,250		3.01	6/06/07
	12/15/03	30,000		5.71	12/15/08
	12/15/03	10,000		5.71	12/15/08
	12/10/04	26,500		8.58	12/10/09
	02/24/06		23,750	22.95	02/24/11	2,587	32,726
John U. Yi
	12/20/04	30,000		21.94	12/20/09
	02/24/06		20,822	22.95	02/24/11	2,268	28,690

(1)	These stock option awards vest 25% on the first anniversary of the date of grant and 6 1/4% per quarter thereafter.

(2)	The market value of the restricted stock awards is based on the closing market price of IRIS International’s common stock as of December 31, 2006, which was $12.65 per share.

(3)	Mr. Alfano was no longer an executive officer at December 31, 2006. His vested options could be exercised for a period of 90 days from his termination date.

Option Exercises and Stock Vested in Fiscal Year 2006

The following table provides information on stock option exercises for each of the named executive officers during 2006. No restricted stock awards held by named executive officers vested during 2006.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
César M. García	20,000	$237,800
Martin G. Paravato	20,000	$64,000
John U. Yi	32,250	$533,043
Bernard M. Alfano	15,000	$92,275

Employment Contracts, Termination of Employment and Change in Control Arrangements

We entered into an employment agreement dated November 17, 2003, with César García, our President and Chief Executive Officer. Pursuant to his employment agreement, Mr. García initially received a salary of $250,000 per year, which amount was increased by the Board of Directors to $275,000 effective January 1, 2005 and $375,000 effective January 1, 2006. Upon execution of the employment agreement, Mr. García was granted a stock option to purchase 150,000 shares of the our Common Stock at an exercise price based on the then fair market value. The agreement provides for four (4) weeks vacation and the use of a company automobile. The agreement also provides for 18 months’ severance if Mr. García is terminated without cause.

On December 26, 2006, Mr. García’s employment agreement was amended in order that any severance payments required under his employment agreement satisfy the relevant provisions of proposed regulations issued under section 409A of the Internal Revenue Code. Had Mr. García’s employment been terminated at December 31, 2006 under circumstances entitling him to severance, he would have been entitled to $562,500 in cash severance payments in accordance with his employment agreement.

We entered into an employment agreement dated April 3, 2006, with Thomas Adams, our Chief Technology Officer. Pursuant to his employment agreement, Dr. Adams receives a salary of $250,000 per year. The agreement provides for four (4) weeks vacation. The agreement also provides for 12 months’ severance if Dr. Adams is terminated without cause.

We entered into an employment agreement with Donald C. Mueller, our former Chief Financial Officer and Corporate Secretary, dated May 11, 2006. Pursuant to his employment agreement, Mr. Mueller received a salary of $275,000 per year. Upon execution of the employment agreement, Mr. Mueller was granted stock options to purchase 121,000 shares of the our Common Stock at an exercise price based on the then fair market value. The agreement provided for four (4) weeks vacation. The agreement also provided for 12 months’ severance if Mr. Mueller was terminated without cause. Effective November 7, 2006, Mr. Mueller’s services with IRIS ceased. Mr. Mueller subsequently asserted certain claims regarding his termination which were settled in April 2007.

We entered into an employment agreement dated March 1, 2007, with Thomas Warekois, our Corporate Vice President and President, Diagnostics Business Unit. Pursuant to his employment agreement, Mr. Warekois receives a salary of $300,000 per year. Upon execution of the employment agreement, Mr. Warekois was granted stock options to purchase 100,806 shares of the our common stock at an exercise price based on the then fair market value, and a restricted stock award of 10,469 shares of our common stock. The agreement provides for four weeks vacation. The agreement also provides for twelve months severance if Mr. Warekois is terminated without cause, unless such termination without cause occurs three months prior to or twenty-four months following a change of control of IRIS, in which case Mr. Warekois is entitled to twenty-four months severance.

We have a policy that provides that our executive officers that don’t have employment agreements may receive nine to twelve months of severance payments should there employment with IRIS be terminated by us without cause.

Equity Compensation Plan Information

The following table sets forth certain information as of December 31, 2006 regarding equity compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	1,821,417	$10.12	489,624
Equity compensation plans not approved by security holders	151,241	$7.85	0

Total	1,972,658	$9.98	489,624

Material Features of Equity Compensation Plans not Approved by Stockholders

Equity compensation plans not approved by security holders are summarized as follows:

1997 Nonstatutory Stock Option Plan. The 1997 Nonstatutory Stock Option Plan was adopted by the Board of Directors in 1997, and authorizes the issuance of options to purchase up to 600,000 shares of the Company’s common stock. The 1997 Plan is administered by the Compensation and Nominating Committee of the Board of Directors. There are 52,701 options still outstanding under this Plan. The Plan has expired resulting in no more options being available for grant.

During 2003, we issued inducement options to two individuals to purchase up to an aggregate of 290,000 shares of our common stock at an average exercise price of $2.51 per share, which stock options expire in January, 2008. At the time these options were granted, no additional shares were available for award under the 1998 Stock Option Plan. At December 31, 2006, inducement options to purchase 72,600 shares of common stock remain outstanding.

During 2006, we acquired Leucadia Technologies and, in connection with the acquisition, assumed deferred stock units originally issued by Leucadia. These deferred stock units gave the holders the right to receive an aggregate of 51,879 shares of our common stock. At December 31, 2006, 25,940 shares of common stock remain to be issued pursuant to these deferred stock units.

Certain Relationships and Related Party Transactions

Review and Approval of Related Person Transactions. Our policy and procedures for Related Party Transactions is contained in our Code of Business Conduct and Ethics under the caption “Conflicts of Interest”. The policy provides that each employee, including our executive officers, should avoid conflict of interests with IRIS except under guidelines approved by our Board of Directors or a committee of our Board. A similar policy exists for our directors.

Reportable Related Person Transactions. Except as disclosed elsewhere in this proxy statement and for the transactions described below, since January 1, 2006, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party:

•	in which the amount involved exceeds $120,000; and

•

in which any director, nominee for director named in this proxy statement, executive officer, shareholder who beneficially owns 5% or more of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

On April 3, 2006, we acquired Leucadia Technologies, Inc., a molecular diagnostics company, as a result of the merger of Leucadia with and into our wholly-owned subsidiary, IRIS Molecular Diagnostics, Inc. pursuant to the terms of a simultaneously executed Merger Agreement between us, Leucadia, IRIS Molecular Diagnostics, Inc., and Thomas H. Adams, Ph.D., the sole shareholder of Leucadia and a member of our Board of Directors. In connection with the Merger, Dr. Adams received an aggregate of $3.1 million in cash and 272,375 shares of our common stock having a value of approximately $4.2 million, based on an assigned value of $15.42 per share. In addition, Dr. Adams may receive an aggregate earn-out payment of up to 108,950 shares of our common stock, having a value of approximately $1.68 million based on an assigned value of $15.42 per share in the event the acquired business reaches certain milestones set forth in the Merger Agreement. Twenty thousand shares of our common stock otherwise issuable to Dr. Adams in the merger will be held in escrow for one year for the purpose of reimbursing and compensating us for certain Leucadia balance sheet liabilities and any indemnification claims made pursuant to the Merger Agreement, all of which shares were released to Dr. Adams in April 2007. We have also provided Dr. Adams with mandatory and piggyback registration rights with respect to his share consideration, including his pro rata portion of the earn-out shares, pursuant to a Registration Rights Agreement dated April 3, 2006. We registered Dr. Adam’s shares for resale by him with the Securities and Exchange Commission pursuant to this agreement. Dr. Adams also agreed to a standstill agreement which prohibited him from selling his shares for a period of six months from the closing date of the merger.

REPORT OF AUDIT AND CORPORATE GOVERNANCE COMMITTEE

The Audit and Corporate Governance Committee, which currently consists of Steven M. Besbeck (Chairman), Michael D. Matte and Richard H. Williams, reviews IRIS’ financial reporting process on behalf of the Board of Directors, and administers our engagement of BDO Seidman, LLP as our independent registered public accounting firm. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of our internal controls, and the overall quality of our financial reporting. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

In this context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that our financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the financial statements with management and the independent auditors. The Committee reviewed with the independent auditors their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States. The Committee also discussed with the independent auditors other matters required under Statement of Auditing Standards No. 61 (Communication with Audit Committees), and the overall scope and plans for their audit.

The Committee pre-approves all audit and permissible non-audit services on a case-by-case basis. In approving non-audit services, the Committee considers whether the engagement could compromise the independence of BDO Seidman, LLP, and whether for reasons of efficiency or convenience it is in our best interest to engage our independent auditor to perform the services.

The Committee has determined that the provision of non-audit services by BDO Seidman, LLP is compatible with maintaining BDO Seidman’s independence, and none of such services were pre-approved pursuant to the de minimis exception provided in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934.

Generally, the Committee approves in advance audit and non-audit services to be provided by BDO Seidman. In other cases, in accordance with Rule 2-01(c)(7) of Securities and Exchange Commission Regulation S-X, the Committee has delegated pre-approval authority to the Chairman of the Committee for matters which arise or otherwise require approval between regularly scheduled meetings of the Committee, provided that the Chairman reports such approvals to the Committee at its next regularly scheduled meeting.

The Committee has discussed with the independent auditors their independence from IRIS and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees). The Committee has also considered whether the independent auditors’ provision of other non-audit services to IRIS is compatible with the auditors’ independence.

In reliance on the reviews and discussions to which reference is made above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in our 2006 Annual Report on Form 10-K, for filing with the Securities and Exchange Commission. The Committee and the Board also have recommended the selection of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

AUDIT AND CORPORATE GOVERNANCE COMMITTEE

Mr. Steven M. Besbeck (Chairman)

Mr. Michael D. Matte

Mr. Richard Williams

FIVE-YEAR STOCK PRICE PERFORMANCE COMPARISON

The following graph and table compare the cumulative total return on IRIS International, Inc.’s Common Stock with the cumulative total return (including reinvested dividends) of the Standard & Poor’s 500 Index (S&P 500), the NASDAQ Medical Devices, Instruments and Supplies, Manufacturers and Distributors Stocks Index and the Standard & Poor’s Health Care Equipment Index for the five years ending December 31, 2006, assuming that the relative value of the common stock and each index was $100 on December 31, 2001. Amounts below have been rounded to the nearest dollar. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information regarding the beneficial ownership of our common stock as of June 1, 2007 with respect to:

•	each person who is known to us to be the beneficial owner of more than 5% of our outstanding common stock;

•	each of our directors and nominees;

•	the Named Executive Officers; and

•	all of our directors and executive officers as a group

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission that deem shares to be beneficially owned by any person who has or shares voting or investment power with respect to such shares. Shares of common stock under warrants or options currently exercisable or exercisable within 60 days of the date of this information are deemed outstanding for purposes of computing the percentage ownership of the person holding such warrants or options but are not deemed outstanding for computing the percentage ownership of any other person. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding at June 1, 2007. Unless otherwise indicated, the persons named in this table have sole voting and sole investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable. Unless otherwise indicated, the address of each person listed is care of the Company, at 9172 Eton Avenue, Chatsworth, California 91311.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent of Class(2)
Richard H. Williams	110,100	*
Steven M. Besbeck	127,500	*
Richard G. Nadeau, Ph.D.	101,754	*
César M. García	361,915	1.95%
Michael D. Matte	55,000	*
Thomas H. Adams, Ph.D.	300,430	1.65%
Stephen Wasserman	26,000	*
John U. Yi	125,026	*
Robert A. Mello	171,364	*
Thomas E. Warekois	10,469	*
Veronica O. Tarrant	12,364	*
Kopp Investment Advisors LLC (3)	1,414,215	7.76%
FMR Corp (4)	1,501,034	8.24%
Directors and Executive Officers as a Group (11 persons)	1,401,921	7.37%

*	Less than 1%.

(1)	Includes options exercisable on or within 60 days of June 1, 2007 held by directors and executive officers as follows: Mr. Williams (60,000 shares); Mr. Besbeck (112,500 shares), Dr. Nadeau (85,000 shares), Mr. García (300,156 shares), Mr. Matte (40,000 shares), Dr. Adams (28,055 shares), Mr. Wasserman (20,000 shares), Mr. Yi (36,507 shares) and Mr. Mello (129,922 shares).

(2)	Based on 18,219,768 shares of stock outstanding as of June 1, 2007.

(3)	The mailing address for Kopp Investment Advisors, LLC is 7701 France Avenue South, Suite 500, Edina, Minnesota 55435.

(4)	The mailing address for FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors, upon a recommendation of its Audit and Corporate Governance Committee, has appointed BDO Seidman, LLP as independent auditors of IRIS for the fiscal year ending December 31, 2007. As a matter of good corporate governance, the Committee has decided to submit its selection of the independent audit firm to our stockholders for ratification. If the selection of BDO Seidman, LLP is not ratified by the majority of the shares of common stock present or represented at the Annual Meeting and entitled to vote on the matter, the Committee will review its future selection of an independent registered public accounting firm in the light of that vote result. BDO Seidman, LLP has no financial interest of any kind in IRIS except the professional relationship between auditor and client. Representatives of BDO Seidman, LLP will be invited, but are not expected, to attend the Annual Meeting.

Fees Paid to BDO Seidman, LLP

The following table sets forth fees for services paid to BDO Seidman, LLP, our independent registered public accounting firm, for the fiscal years ended December 31, 2006 and 2005:

	2006	2005
Audit Fees (1)	$884,845	$473,429
Audit-related fees (2)	14,000	26,300
Tax fees (3)	213,615	67,755
All other fees	4,050	—

Total	$1,116,510	$562,684

(1)	Audit Fees include the audit of our annual financial statements, the audit of management’s assessment of our internal control over financial reporting and BDO Seidman’s audit of our internal control over financial reporting, review of financial statements included in our Form 10-Q quarterly reports, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on accounting matters that arose during, or as a result of, the audit or the review of interim financial statements.

(2)	Audit Related Fees consist of assurance and related services provided by BDO Seidman that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under audit fees. The services for the fees disclosed under this category include the audit of our 401 Plan.

(3)	Tax Fees consist of tax services for tax compliance and tax preparation plus tax services relating to a study to determine the extent that R&D credits that can be claimed on our corporate tax returns.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF BDO SEIDMAN, LLC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL NO. 3

APPROVAL OF 2007 STOCK INCENTIVE PLAN

Proposal 3 is the adoption of the IRIS International, Inc. 2007 Stock Incentive Plan (2007 Plan), which authorizes the issuance of up to 1,750,000 shares of our common stock pursuant to equity awards granted under the plan. The proposal to adopt the 2007 Plan requires the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting with respect to such proposal. A copy of the 2007 Plan in the form proposed is attached to this proxy statement as Appendix A.

The Board of Directors believes that the continued growth of IRIS depends, in large part, upon its ability to attract and motivate key employees and directors, and that equity incentive awards are an important means of attracting, retaining and motivating talented employees and directors. Previously, IRIS and its stockholders had approved the 1998 Stock Incentive Plan, as amended in 2005 (the 1998 Plan), which following its amendment in 2005 had authorized a total of 4,200,000 shares for issuance to eligible participants. As of June 1, 2007, only 78,851 shares remained eligible for grant under the 1998 Plan. The 1998 Plan expires on March 22, 2008. Accordingly, on June 1, 2007, the Board of Directors adopted the 2007 Stock Incentive Plan, subject to shareholder approval, to ensure that we may continue to attract key employees and directors who are expected to contribute to our success. If the 2007 Plan is not approved by shareholders, it will not be implemented in the form proposed.

The 2007 Plan provides that, effective upon its approval by our stockholders, no further awards will be granted under the 1998 Plan, except that any shares of common stock that have been forfeited or cancelled in accordance with the terms of the applicable award under the 1998 Plan may be subsequently again awarded in accordance with the terms of the 1998 Plan prior to its expiration in March 2008. Depending on the forms of awards granted under the Plan, a maximum of 1,750,000 stock options or stock appreciation rights or as few as 1,250,000 restricted stock, restricted stock unit or other awards not comprised of stock options or SARs could be granted under the 2007 Plan.

The table below sets forth certain information regarding the outstanding grants under our 1998 Plan and shares remaining available for grant thereunder as of March 31, 2007. These grants consists of stock options and restricted stock awards, which are the only awards made under our 1998 Plan. For information regarding outstanding shares under our equity compensation plans as of December 31, 2006, see “Executive Compensation—Equity Compensation Plan Information” above.

March 31, 2007
Shares available under 1998 Plan	93,502
Shares underlying awards granted and outstanding:
Stock options (unexercised)	2,109,453
Restricted stock (unvested)	141,366
Total
Weighted average exercise price for outstanding options	$10.06
Weighted average remaining term for outstanding options	3.6 years

Summary of the 2007 Stock Incentive Plan

The following summary briefly describes the principal features of the 2007 Plan, and is qualified in its entirety by reference to the full text of the 2007 Plan.

Plan Term:	July 13, 2007 to May 31, 2017

Eligible Participants:	All of our full-time and part-time employees, where legally eligible to participate, our non-employee directors, and individuals providing services to IRIS and our subsidiaries.

Shares Authorized:	1,750,000 shares over the term of the plan, subject to adjustment to reflect stock splits and similar events.

Award Types (available to all participants):	(1) Stock options (2) Restricted stock (3) Restricted Stock Units (4) Stock Appreciation Rights (SARs) (5) Other Stock-Based Awards

Award Terms:	Stock options and SARs will have a term of no longer than ten years.

162(m) Share Limits:	Section 162(m) of the tax code requires among other things that the maximum number of shares awarded to an individual must be approved by stockholders in order for the awards granted under the plan to be eligible for treatment as performance-based compensation that will not be subject to the $1 million limitation on tax deductibility for compensation paid to specified senior executives. Accordingly, the 2007 Stock Incentive Plan limits awards granted to an individual participant in any calendar year to no more than 300,000 shares.

Vesting:

Determined by the Administrator within the following limits (subject to exceptions for death, disability, or retirement):

(1)    Restricted stock or restricted stock units cannot vest in less than pro rata installments over three years, unless vesting is based on the achievement of performance criteria, in which case vesting is based on performance over a period of not less than one year. A total of 150,000 shares may be used for stock awards having no minimum vesting period.

(2)    Performance vesting criteria, if any, will be established at the grant date.

Not Permitted:

The Plan does not permit any of the following:

(1)    Granting stock options or SARs at a price below the market value of IRIS stock on the date of grant.

(2)    Repricing or reducing the exercise price of a stock option or SAR without stockholder approval.

(3)    Reload grants, or the granting of options conditional upon delivery of shares to satisfy the exercise price and/or tax withholding obligation under another employee stock option.

(4)    Adding shares back to the number available for issuance when a SAR is net settled, when shares are retained or delivered to us to pay the exercise price and/or tax obligations associated with an award, or when we repurchase shares on the open market using the proceeds from payment of the exercise price in connection with the exercise of an outstanding stock option.

Administration. The 2007 Plan will be administered by the Board of Directors, or the Board may delegate authority for administering the 2007 Plan to a committee of the Board, which would be the Compensation and Nominating Committee. If the Board delegates authority to the Compensation and Nominating Committee, the 2007 Plan restricts membership on the Compensation Committee to directors that meet the definitions of “non-employee directors” (as defined in the rules adopted by the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934), and “outside directors” (as defined in the regulations adopted by the Internal Revenue Service under Section 162 (m) of the Internal Revenue Code of 1986, as amended). The Board or committee administering the 2007 Plan is referred to in this proposal as the “Administrator.” We will bear the expenses for administering the 2007 Plan.

The Administrator will select the employees who receive awards, determine the number of shares covered thereby, and, subject to the terms and limitations expressly set forth in the 2007 Plan, establish the terms, conditions, and other provisions of the grants. The Administrator may interpret the 2007 Plan and establish, amend, and rescind any rules related to the 2007 Plan. The Administrator may delegate to a administrator of one or more directors the ability to grant awards and take other actions with respect to participants who are executive officers, and the Administrator may delegate to a administrator of one or more officers the ability to grant awards and take other actions with respect to participants who are not executive officers within limits and a budget pre-approved by the Administrator. The Administrator also may delegate administrative or ministerial functions under the 2007 Plan to an officer or officers.

Types of Awards. The 2007 Plan provides for the granting of stock options, including stock options intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code, stock appreciation rights, restricted stock, restricted stock units, and other stock-based awards not comprised of any of the foregoing that is denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, our common stock or factors that may influence the value of our common stock. Other stock-based awards may include convertible or exchangeable debt securities, other rights convertible or exchangeable into common stock, purchase rights for common Stock, awards with value and payment contingent upon performance of IRIS or a business unit or any other factors designated by the Administrator, and awards valued by reference to the book value of our common stock or the value of securities of or the performance of specified IRIS subsidiaries or other business units any or all of which may be made contingent upon the achievement of performance criteria. Subject to plan limits, the Administrator has the discretionary authority to determine the amount of awards to Participants. The use of performance-based requirements, if any, will be considered in the context of our total compensation program.

Eligibility. All employees, non-employee directors and individuals providing services to IRIS and our subsidiaries will be eligible to participate in the 2007 Plan. In addition, awards may be granted to prospective employees, consultants, and directors who are also employees in connection with written offers of employment or engagement. While any eligible person under the 2007 Plan may be granted non-statutory stock options or restricted stock purchase awards, only employees may be granted incentive stock options. As of December 31, 2006, there were approximately 280 employees and five non-employee directors that would be potentially eligible to participate in the 2007 Plan.

Shares Subject to Plan. Subject to adjustment upon certain corporate transactions or events, up to a maximum of 1,750,000 shares of common stock (the Fungible Pool Limit) may be subject to equity awards under the 2007 Plan. Each share issued or to be issued in connection with awards such as restricted stock and restricted stock units that do not have option-like features (full-value awards) shall be counted against the Fungible Pool Limit as 1.4 shares. Each share issued or to be issued that is subject to stock options and stock appreciation rights grant shall be counted against the Fungible Pool Limit as 1 share. Shares that are forfeited or cancelled shall not be considered to have been delivered under the 2007 Plan, but shares held back in satisfaction of the exercise price or tax withholding requirements from shares that would otherwise have been delivered pursuant to an award will be considered to have been delivered under the 2007 Plan. The Administrator will administer the appropriate methodology for calculating the number of shares of common stock issued pursuant to the 2007 Plan in accordance with the foregoing.

Vesting and Exercise of Stock Options and SARs. The exercise price of stock options granted under the 2007 Plan may not be less than the fair market value of our common stock on the date of grant, and such value is determined in good faith by the Administrator in a manner consistent with the requirements of Section 409A of the Internal Revenue Code. The option term may not be longer than 10 years. The Administrator will determine when each stock option becomes exercisable, including the establishment of performance vesting criteria, if any. We may require the participant to satisfy tax-withholding requirements before issuing common stock under the 2007 Plan. Similar terms and limitations apply to SARs under the 2007 Plan.

Vesting of Restricted Stock and Restricted Stock Units. The Administrator may make the grant, issuance, retention, and/or vesting of restricted stock and restricted stock units contingent upon continued employment with IRIS, the passage of time, or such performance criteria and the level of achievement against such criteria as it deems appropriate. Except in the case of death, disability, or retirement of the participant, vesting of restricted stock and restricted stock units that is contingent upon the achievement of performance objectives must be based on performance over a period of not less than one year, and awards that are contingent upon continued employment or the passage of time cannot vest in less than pro rata installments over three years from the date of grant. Up to 150,000 shares may be available for use as stock awards having no minimum vesting period.

Dividends. Unless otherwise provided by the Administrator, no adjustment may be made in shares issuable under awards due to cash dividends that may be paid or other rights that may be issued to the holders of shares before their issuance under any award. The Administrator will specify whether dividends or dividend equivalent amounts are to be paid to any participant with respect to the shares subject to any award that have not vested or been issued, or that are subject to any restrictions or conditions on the record date for dividends. As of December 31, 2006, no dividend equivalents had ever been issued.

Eligibility under Section 162(m) of the Tax Code. Awards may, but need not, include performance criteria that satisfy Section 162(m) of the Internal Revenue Code. To the extent that awards are intended to qualify as “performance-based compensation” under Section 162(m) of the tax code, the performance criteria will be based on stock price appreciation (in the case of options or SARs) or on one or more of the other factors set forth in the 2007 Plan (which may be adjusted as provided in the plan), applied either individually, alternatively, or in any combination, to either the company as a whole or to a business unit or subsidiary, either individually, alternatively, or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis, or relative to a pre-established target, to previous years’ results, or to a designated comparison group, in each case as specified by the Administrator in the award. To the extent that an award under the 2007 Plan is designated as a “performance award,” but is not intended to qualify as performance-based compensation under Section 162(m) of the tax code, the performance criteria can include the achievement of strategic objectives as determined by the Administrator. The number of shares of common stock, stock options, or other benefits granted, issued, retainable, and/or vested under an award due to satisfaction of performance criteria may be reduced by the Administrator based on any further considerations that the Administrator may determine in its sole discretion.

Transferability. Awards granted under the 2007 Plan are transferable only by will or the laws of descent and distribution, or to the extent otherwise determined by the Administrator. The Administrator has sole discretion to permit the transfer of an award.

Amendments Requiring Stockholder Approval. The Board may terminate, amend, or suspend the 2007 Stock Incentive Plan, provided that no action is taken by the Board (except those described in “Adjustments”) without stockholder approval to:

•	increase the number of shares that may be issued under the 2007 Plan;

•	permit granting of stock options at less than the fair market value;

•	permit the repricing of outstanding stock options;

•	amend the maximum shares set forth that may be granted pursuant to awards in the aggregate or to any participant individually;

•	extend the term of the 2007 Plan;

•	change the class of persons eligible to participate in the 2007 Plan; or

•	otherwise implement any amendment required to be approved by stockholders under NASDAQ rules.

Adjustments. In the event of a stock dividend, recapitalization, stock split, combination of shares, extraordinary dividend of cash or assets, reorganization, or exchange of our common stock, or any similar equity restructuring transaction (as that term is used in SFAS No. 123(R)) affecting our common stock, the Administrator will equitably adjust the number and kind of shares available for grant under the 2007 Plan, and subject to the various limitations set forth in the 2007 Plan, the number and kind of shares subject to outstanding awards under the 2007 Plan, and the exercise or settlement price of outstanding stock options and of other awards.

The impact of a merger or other reorganization of IRIS on outstanding stock options, SARs, restricted stock, and restricted stock units granted under the 2007 Plan will be specified in the agreement related to the merger or reorganization, subject to the limitations and restrictions set forth in the 2007 Plan. Such agreement may provide for, among other things, assumption of outstanding awards, accelerated vesting, or accelerated expiration of outstanding awards, or settlement of outstanding awards in cash.

U.S. Tax Consequences

The following is a general discussion of the principal United States federal income tax consequences of “incentive stock options” within the meaning of Section 422 of the Code, “non statutory stock options” and restricted stock and restricted stock unit awards, based upon the United States Internal Revenue Code, and the Treasury Regulations promulgated thereunder, all of which are subject to modification at any time. The 2007 Plan does not constitute a qualified retirement plan under Section 401(a) of the Internal Revenue Code (which generally covers trusts forming part of a stock bonus, pension or profit sharing plan funded by employer and/or employee contributions which are designed to provide retirement benefits to participants under certain circumstances) and is not subject to the Employee Retirement Income Security Act of 1974 (the pension reform law which regulates most types of privately funded pension, profit sharing and other employee benefit plans).

Stock option grants under the 2007 Plan may be intended to qualify as incentive stock options under Section 422 of the tax code or may be non-qualified stock options governed by Section 83 of the tax code. Generally, no federal income tax is payable by a participant upon the grant of a stock option, and a deduction is not taken by the company. Under current tax laws, if a participant exercises a non-qualified stock option, he or she will have taxable income equal to the difference between the market price of the common stock on the exercise date and the stock option grant price. We will be entitled to a corresponding deduction on our income tax return. A participant will not have any taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply), and we will not receive a deduction when an incentive stock option is exercised. The treatment for a participant of a disposition of shares acquired through the exercise of an option depends on how long the shares were held and on whether the shares were acquired by exercising an incentive stock option or a non-qualified stock option. We may be entitled to a deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable holding periods have been satisfied.

Restricted stock also is governed by Section 83 of the tax code. Generally, no taxes are due when the award is initially made, but the award becomes taxable when it is no longer subject to a “substantial risk of forfeiture” (it becomes vested or transferable). Income tax is paid on the value of the stock or units at ordinary rates when the restrictions lapse, and then usually at capital gain rates when the shares are sold (long-term capital gain rates if the shares are held for more than a year).

The American Jobs Creation Act of 2004 added Section 409A to the tax code, generally effective January 1, 2005. The IRS has issued regulations that, in part, give employers until the end of 2007 to effect Section 409A implementation in almost all circumstances. Section 409A covers most programs that defer the receipt of compensation to a succeeding year. It provides rules for elections to defer (if any) and for timing of payouts. There are significant penalties placed on the individual employee for failure to comply with Section 409A. However, it does not affect our ability to deduct deferred compensation.

Section 409A applies to restricted stock units, performance units, and performance shares. Grants under such plans will continue to be taxed at vesting but will be subject to new limits on plan terms governing when vesting may occur. If grants under such plans do not allow employees to elect further deferral on vesting or on distribution, under the proposed regulations no negative impact should attach to the grants.

Section 409A does not apply to incentive stock options, non-qualified stock options (that are not issued at a discount), and restricted stock, provided that there is no deferral of income beyond the vesting date. Section 409A also does not cover SARs and stock options if they are issued by a public company on its traded stock, the exercise price is not less than the fair market value of the underlying stock on the date of grant, the rights with respect to SARs are settled in such stock, and there are not any features that defer the recognition of income beyond the exercise date.

As described above, awards granted under the 2007 Plan may qualify as “performance-based compensation” under Section 162(m) of the tax code. To qualify, options and other awards must be granted under the 2007 Plan by a Committee of the Board consisting solely of two or more “outside directors” (as defined under Section 162 regulations) and satisfy the 2007 Plan’s limit on the total number of shares that may be awarded to any one participant during any calendar year. In addition, for awards other than options and stock-settled SARs to qualify, the grant, issuance, vesting, or retention of the award must be contingent upon satisfying one or more of the performance criteria set forth in the 2007 Plan, as established and certified by a Committee consisting solely of two or more “outside directors.”

Effect of Section 16(b) of the Securities Exchange Act of 1934

The acquisition and disposition of common stock by officers, directors and more than 10% shareholders (referred to as insiders) pursuant to awards granted to them under the 2007 Plan may be subject to Section 16(b) of the Securities Exchange Act of 1934. Pursuant to Section 16(b), a purchase of common stock by an insider within six months before or after a sale of common stock by the insider could result in recovery by us of all or a portion of any amount by which the sale proceeds exceed the purchase price. Insiders are required to file reports of changes in beneficial ownership under Section 16(a) of the Securities Exchange Act of 1934 upon acquisitions and dispositions of shares. Rule 16b-3 provides an exemption from Section 16(b) liability for certain transactions pursuant to certain employee benefit plans. The 2007 Plan is designed to comply with Rule 16b-3.

New Plan Benefits

Because awards under the 2007 Plan are discretionary, benefits or amounts that will hereinafter be received by or allocated to our chief executive officer, the named executive officers, all current executive officers as a group, the non-executive directors as a group, and all employees who are not executive officers, are not presently determinable. No awards, including awards contingent upon obtaining stockholder approval of the 2007 Plan, have been made under the 2007 Plan.

Equity Compensation Plan Information

For information regarding equity compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance as of December 31, 2006, see “Executive Compensation—Equity Compensation Plan Information” above.

Required Vote

The approval of the 2007 Stock Incentive Plan will require the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting with respect to such proposal. The Board of Directors is of the opinion that the 2007 Plan is in the best interests of IRIS and its stockholders and recommends a vote for the approval of the 2007 Plan. All proxies will be voted to approve the 2007 Plan unless a contrary vote is indicated on the enclosed proxy card.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE 2007 STOCK INCENTIVE PLAN.

OTHER PROPOSALS

We are not aware of any other business to be presented to the meeting and we do not intend to bring any other matters before the meeting. However, if any other matters properly come before the meeting, the persons named in the accompanying proxy are empowered, in the absence of contrary instructions, to vote according to their best judgment.

2008 STOCKHOLDER PROPOSALS

Any stockholder who intends to present a proposal at the 2008 annual meeting of stockholders for inclusion in our proxy statement and proxy form relating to such annual meeting must submit such proposal to us at our principal executive offices no later than February 11, 2008. In addition, in the event a stockholder proposal is not received by the Company by April 27, 2008, the proxy to be solicited by the Board of Directors for the 2008 annual meeting will confer discretionary authority on the holders of the Proxy to vote the shares if the proposal is presented at the 2008 annual meeting without any discussion of the proposal in the proxy statement for such meeting.

SEC rules and regulations provide that if the date of our 2008 annual meeting is advanced or delayed more than 30 days from first anniversary of the 2007 annual meeting, stockholder proposals intended to be included in the proxy materials for the 2008 annual meeting must be received by us within a reasonable time before we begin to print and mail the proxy materials for the 2008 annual meeting. If we determine that the date of the 2008 annual meeting will be advanced or delayed by more than 30 days from the first anniversary of the 2007 annual meeting, we will publicly disclose such change.

COMMUNICATIONS WITH DIRECTORS

You may communicate with the Chair of our Audit and Corporate Governance Committee or Compensation and Nominating Committee, or with our independent directors as a group, by writing to any such person or group, care of the Corporate Secretary of IRIS, at our principal executive offices, 9172 Eton Avenue Chatsworth, California 91311.

Communications are distributed to the Board of Directors, or to any individual director, depending on the facts and circumstances described in the communication. In that regard, the Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board of Directors should be excluded including the following: junk mail and mass mailings; product complaints; product inquiries; new product suggestions; resumes and other forms of job inquiries; surveys; and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will not be distributed, with the provision that any communication that is not distributed will be made available to any independent director upon request.

SOLICITATION OF PROXIES

We will bear the expense of soliciting proxies. Our directors, officers and other employees may solicit proxies in person, by telephone, by mail or by other means of communication, but such persons will not be specially compensated for such services. We may also reimburse brokers, banks, custodians, nominees and other fiduciaries for their reasonable charges and expenses in connection with the distribution of proxy materials.

ANNUAL REPORT

Our financial statements for the year ended December 31, 2006 are included in our 2006 Annual Report to Stockholders, which we are sending to our stockholders at the same time as this proxy statement. Our 2006 Annual Report on Form 10-K, which has been filed with the SEC, will be made available to shareholders without charge upon written request to the Corporate Secretary of IRIS, at our principal executive offices, 9172 Eton Avenue Chatsworth, California 91311.

By Order of the Board of Directors

Richard H. Williams Chairman of the Board

Chatsworth, California

June 1, 2007

PLEASE PROMPTLY VOTE, DATE, SIGN AND RETURN THE ENCLOSED PROXY, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED. AT ANY TIME BEFORE A VOTE YOU MAY REVOKE YOUR PROXY BY (1) A LATER PROXY OR A WRITTEN NOTICE OF REVOCATION DELIVERED TO THE INSPECTOR OF ELECTIONS OR (2) ADVISING THE INSPECTOR OF ELECTIONS AT THE MEETING THAT YOU ELECT TO VOTE IN PERSON. ATTENDANCE AT THE MEETING WILL NOT IN AND OF ITSELF REVOKE A PROXY.

THE ANNUAL MEETING IS AT 10:00 AM ON JULY 13, 2007.

PLEASE RETURN YOUR PROXY IN TIME.

APPENDIX A

IRIS INTERNATIONAL, INC.

2007 STOCK INCENTIVE PLAN

1. Purposes of the Plan. The purposes of the IRIS International, Inc. 2007 Stock Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to persons who are selected to be participants in the Plan, and to promote the success of the Company’s business. This Plan permits the grant of Non-qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and Other Stock-Based Awards, each of which shall be subject to such conditions based upon continued employment with or service to the Company or its Subsidiaries, passage of time or satisfaction of performance criteria as shall be specified pursuant to the Plan.

2. Definitions. In addition to the terms defined elsewhere in this Plan, as used herein, the following terms shall have the following meanings:

(a) “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Award” means a Stock Option, Stock Appreciation Right, Restricted Stock or Restricted Stock Unit, or Other Stock-Based Award granted to a Participant pursuant to the Plan, as such terms are defined in Section 7(a) herein.

(c) “Board” means the Board of Directors of the Company.

(d) “Code” means the Internal Revenue Code of 1986, and the regulations promulgated thereunder, as such is amended from time to time, and any reference to a section of the Code shall include any successor provision of the Code.

(e) “Committee” means a committee appointed by the Board from among its members to administer the Plan in accordance with Section 4.

(f) “Common Stock” means the common stock, $0.01 par value, of the Company.

(g) “Company” means IRIS International, Inc.

(h) “Consultant” means any person, including an advisor, engaged by the Company or a Subsidiary to render services and who is compensated for such services; provided such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and provided further that the term “Consultant” shall not include Directors who are paid only a director’s fee by the Company or who are not otherwise compensated by the Company for their services as Directors.

(i) “Director” means a member of the Board.

(j) “Employee” means any person, including Officers and Directors, employed by the Company or any Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(m) “Participant” means any Employee, Director or Consultant selected by the Administrator to receive Awards.

(n) “Plan” means this 2007 Stock Incentive Plan, as amended from time to time.

(o) “Preexisting Plan” means the IRIS International, Inc. 1998 Stock Incentive Plan, as amended to date.

(p) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(q) “Section 162(m)” means Section 162(m) of the Code and the regulations thereunder, as amended.

(r) “Share” means a share of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

(s) “Subsidiary” means any corporation or entity in which the Company owns or controls, directly or indirectly, fifty percent (50%) or more of the voting power or economic interests of such corporation or entity.

3. Shares Subject to the Plan.

(a) Aggregate Limits. Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares which may be issued pursuant to Awards granted under the Plan is One Million Seven Hundred Fifty Thousand (1,750,000) Shares (the “Fungible Pool Limit”). The Shares subject to the Plan may be either Shares reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares. Any Shares subject to an Award which for any reason expires or terminates unexercised or is not earned in full shall be added back to the Fungible Pool Limit and may again be made subject to an Award under the Plan. The following Shares shall not be added back to the Fungible Pool Limit and shall not again be made available for issuance as Awards under the Plan: (i) Shares not issued or delivered as a result of the net settlement of an outstanding Stock Appreciation Right, (ii) Shares used to pay the exercise price or withholding taxes related to an outstanding Award, or (iii) Shares repurchased on the open market with the exercise price proceeds received by the Company upon the exercise of an Award.

(b) Treatment of Awards. Each Share issued or to be issued in connection with any Award other than a Stock Option or Stock Appreciation Right shall be counted against the Fungible Pool Limit as one and four-tenths (1.4) Shares. Each Share issued or to be issued in connection with any Stock Option or Stock Appreciation Right shall be counted against the Fungible Pool Limit as one (1.0) Share. For these purposes, the number of Shares taken into account with respect to a SAR shall be the number of Shares underlying the SAR at grant, and not the final number of Shares delivered upon exercise of the SAR. Any Shares previously the subject of an Award that again become available for grant pursuant to Section 3(a) shall be added back to the Fungible Pool Limit in the same proportion, and using the same multiplier, pursuant to which such Awards reduced the Shares in the Fungible Pool Limit. The Administrator shall determine the appropriate methodology for calculating the number of Shares issued pursuant to the Plan.

(c) Code Limits. The aggregate number of Shares subject to Awards granted under this Plan during any calendar year to any one Participant shall not exceed 300,000. Notwithstanding anything to the contrary in this Plan, the foregoing limitations shall be subject to adjustment under Section 10, but only to the extent that such adjustment will not affect the status of any Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code. The aggregate number of Shares issued pursuant to ISOs granted under the Plan shall not exceed One Million Seven Hundred Fifty Thousand (1,750,000) Shares, which limitation shall be subject to adjustment under Section 10 only to the extent that such adjustment is consistent with adjustments permitted of a plan authorizing ISOs under Section 422 of the Code.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. If permitted by Rule 16b-3, the Plan may be administered by different bodies with respect to Directors, Officers who are not Directors, and Employees who are neither Directors nor Officers.

(ii) Administration with Respect to Directors and Officers Subject to Section 16(b). With respect to Awards granted to Directors or to Employees who are also Officers or Directors subject to Section 16(b) of the Exchange Act, the Plan shall be administered by (A) the Board, if the Board may administer the Plan in compliance with the requirements for grants under the Plan to be exempt acquisitions under Rule 16b-3, or (B) a committee designated by the Board to administer the Plan, which committee shall consist of “Non-Employee Directors” within the meaning of Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the requirements for grants under the Plan to be exempt acquisitions under Rule 16b-3.

(iii) Administration with Respect to Covered Employees Subject to Section 162(m) of the Code. With respect to Awards granted to Employees who are also “covered employees” within the meaning of Section 162(m) of the Code and the regulations thereunder, as amended, the Plan shall be administered by a committee designated by the Board to administer the Plan, which committee shall be constituted to satisfy the requirements applicable to Awards intended to qualify as “performance-based compensation” under Section 162(m). Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the rules applicable to Awards intended to qualify as “performance-based compensation” under Section 162(m).

(iv) Administration with Respect to Other Persons. With respect to Awards granted to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a committee designated by the Board, which committee shall be constituted to satisfy the legal requirements relating to the administration of stock option plans under state corporate and securities laws and the Code. Once appointed, such Committee shall serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by applicable laws.

(b) Powers of the Administrator. Subject to the express provisions and limitations set forth in this Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator the Committee shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of this Plan, including, without limitation, the following:

(i) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein;

(ii) to determine which persons are eligible to be Participants, to which of such persons, if any, Awards shall be granted hereunder and the timing of any such Awards, and to grant Awards;

(iii) to grant Awards to Participants and determine the terms and conditions thereof, including the number of Shares subject to Awards and the exercise or purchase price of such Shares and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events, or other factors;

(iv) to establish or verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award;

(v) to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan (which need not be identical);

(vi) to determine whether, and the extent to which, adjustments are required pursuant to Section 10;

(vii) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Corporation; and

(viii) to make all other determinations deemed necessary or advisable for the administration of this Plan.

(c) Delegation and Administration. The Administrator may delegate to one or more separate committees (any such committee a “Subcommittee”) composed of one or more directors of the Company (who may but need not be members of any Committee comprising the Administrator) the ability to grant Awards and take the other actions described in Section 4(b) with respect to Participants who are not Officers, and such actions shall be treated for all purposes as if taken by the Administrator. The Administrator may delegate to a Subcommittee of one or more officers of the Company the ability to grant Awards and take the other actions described in Section 4(b) with respect to Participants (other than any such officers themselves) who are not directors or Officers, provided, however, that the resolution so authorizing such officer(s) shall specify the total number of rights or options such Subcommittee may so award, and such actions shall be treated for all purposes as if taken by the Administrator. Any action by any such Subcommittee within the scope of such delegation shall be deemed for all purposes to have been taken by the Administrator, and references in this Plan to the Administrator shall include any such Subcommittee. The Administrator may delegate the administration of the Plan to an officer or officers of the Company, and such administrator(s) may have the authority to execute and distribute agreements or other documents evidencing or relating to Awards granted by the Administrator under this Plan, to maintain records relating to the grant, vesting, exercise, forfeiture or expiration of Awards, to process or oversee the issuance of Shares upon the exercise, vesting and/or settlement of an Award, to interpret the terms of Awards and to take such other actions as the Administrator may specify. Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Administrator and references in this Plan to the Administrator shall include any such administrator, provided that the actions and interpretations of any such administrator shall be subject to review and approval, disapproval or modification by the Administrator.

(d) Effect of Change in Status. The Committee shall have the discretion to determine the effect upon an Award and upon an individual’s status as an employee under the Plan (including whether a Participant shall be deemed to have experienced a termination of employment or other change in status) and upon the vesting, expiration or forfeiture of an Award in the case of (i) any individual who is employed by an entity that ceases to be a Subsidiary of the Corporation, (ii) any leave of absence approved by the Corporation or a Subsidiary, (iii) any transfer between locations of employment with the Corporation or a Subsidiary or between the Corporation and any Subsidiary or between any Subsidiaries, (iv) any change in the Participant’s status from an employee to a consultant or member of the Board of Directors, or vice versa, and (v) at the request of the Corporation or a Subsidiary, any employee who becomes employed by any partnership, joint venture, corporation or other entity not meeting the requirements of a Subsidiary.

(e) Determinations of the Administrator. All decisions, determinations and interpretations by the Administrator regarding this Plan shall be final and binding on all Participants or other persons claiming rights under the Plan or any Award. The Administrator shall consider such factors as it deems relevant to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any director, officer or employee of the Company and such attorneys, consultants and accountants as it may select. A Participant or other holder of an Award may contest a decision or action by the Administrator with respect to such person or Award only on the grounds that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action shall be limited to determining whether the Administrator’s decision or action was arbitrary or capricious or was unlawful.

5. Eligibility. Awards may be granted to any person who is a Participant under this Plan; provided that ISOs may be granted only to Employees. If otherwise eligible, a Participant who has been granted an Award may be granted additional Awards.

6. Term of the Plan. The Plan was approved by the Board on June 1, 2007 and will become effective, subject to shareholder approval, on July 13, 2007. The Plan shall remain available for the grant of Awards until May 31, 2017 or such earlier date as the Board may determine. The expiration of the Administrator’s authority to grant Awards under the Plan will not affect the operation of the terms of the Plan or the Company’s and Participants’ rights and obligations with respect to Awards granted on or prior to the expiration date of the Plan.

7. Plan Awards.

(a) Award Types. The Administrator, on behalf of the Company, is authorized under this Plan to grant, award and enter into the following arrangements or benefits under the Plan provided that their terms and conditions are not inconsistent with the provisions of the Plan: Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and Other Stock-Based Awards. Such arrangements and benefits are sometimes referred to herein as “Awards.” The Administrator, in its discretion, may determine that any Award granted hereunder shall be a performance Award the grant, issuance, retention, vesting and/or settlement of which is subject to satisfaction of one or more of the Qualifying Performance Criteria specified in Section 8(e).

(i) Stock Options. A “Stock Option” is a right to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in or determined pursuant to the document(s) evidencing the Award (the “Option Agreement”). The Committee may grant Stock Options intended to be eligible to qualify as incentive stock options (“ISOs”) pursuant to Section 422 of the Code and Stock Options that are not intended to qualify as ISOs (“Non-qualified Stock Options”), as it, in its sole discretion, shall determine.

(ii) Stock Appreciation Rights. A “Stock Appreciation Right” or “SAR” is a right to receive, in cash or stock (as determined by the Administrator), value with respect to a specific number of Shares equal to or otherwise based on the excess of (i) the market value of a Share at the time of exercise over (ii) the exercise price of the right, subject to such terms and conditions as are expressed in the document(s) evidencing the Award (the “SAR Agreement”).

(iii) Restricted Stock. A “Restricted Stock” Award is an award of Shares, the grant, issuance, retention and/or vesting of which is subject to such conditions as are expressed in the document(s) evidencing the Award (the “Restricted Stock Agreement”).

(iv) Restricted Stock Unit. A “Restricted Stock Unit” Award is an award of a right to receive, in cash or stock (as determined by the Administrator) the market value of one Share, the grant, issuance, retention and/or vesting of which is subject to such conditions as are expressed in the document(s) evidencing the Award (the “Restricted Stock Unit Agreement”).

(v) Other Stock-Based Awards. An “Other Stock-Based Award” is an award other than those described in subsections (i)—(iv) above, that is denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Stock or factors that may influence the value of Common Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Stock, purchase rights for Common Stock, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Administrator, and Awards valued by reference to the book value of Common Stock or the value of securities of or the performance of specified Subsidiaries or other business units. The Administrator shall determine the terms and conditions of such Awards, which shall be expressed in the document(s) evidencing the Award (the “Other Stock-Based Award Agreement”).

(b) Grants of Awards. An Award may consist of one of the foregoing arrangements or benefits or two or more of them in tandem or in the alternative.

8. Terms of Awards.

(a) Grant, Terms and Conditions of Stock Options and SARs. The Administrator may grant Stock Options or SARs at any time and from time to time prior to the expiration of the Plan to eligible Participants selected by the Administrator. No Participant shall have any rights as a stockholder with respect to any Shares subject to Stock Options or SARs hereunder until said Shares have been issued. Each Stock Option or SAR shall be evidenced only by such agreements, notices and/or terms or conditions documented in such form (including by electronic communications) as may be approved by the Administrator. Each Stock Option grant will expressly identify the Stock Option as an ISO or as a Non-qualified Stock Option. In the absence of a designation, a Stock Option shall be treated as a Non-qualified Stock Option. Stock Options or SARs granted pursuant to the Plan need not be identical but each must contain or be subject to the following terms and conditions:

(i) Price. The purchase price (also referred to as the exercise price) under each Stock Option or SAR granted hereunder shall be established by the Administrator. The purchase price per Share shall not be less than 100% of the market value of a Share on the date of grant. For purposes of the Plan, “market value” shall mean the fair market value of the Company’s common stock determined in good faith by the Administrator in a manner consistent with the requirements of Section 409A of the Code. The exercise price of a Stock Option shall be paid in cash or in such other form if and to the extent permitted by the Administrator, including without limitation by delivery of already owned Shares, withholding (either actually or by attestation) of Shares otherwise issuable under such Stock Option and/or by payment under a broker-assisted sale and remittance program acceptable to the Administrator.

(ii) No Repricing. Other than in connection with a change in the Company’s capitalization (as described in Section 10 of the Plan), the exercise price of a Stock Option or SAR may not be reduced without stockholder approval.

(iii) No Reload Grants. Stock Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of Shares to the Company in payment of the exercise price and/or tax withholding obligation under any other Employee Stock Option.

(iv) Duration, Exercise and Termination of Stock Options and SARs. Each Stock Option or SAR shall be exercisable at such time and in such installments during the period prior to the expiration of the Stock Option or SAR as determined by the Administrator. The Administrator shall have the right to make the timing of the ability to exercise any Stock Option or SAR subject to continued employment, the passage of time and/or such performance requirements as deemed appropriate by the Administrator. At any time after the grant of a Stock Option, the Administrator may reduce or eliminate any restrictions on the Participant’s right to exercise all or part of the Stock Option. Each Stock Option or SAR must expire within a period of not more than ten (10) years from the grant date. The Option Agreement or SAR Agreement may provide for expiration prior to the end of the stated term of the Award in the event of the termination of employment or service of the Participant to whom it was granted.

(v) Conditions and Restrictions Upon Securities Subject to Stock Options or SARs. Subject to the express provisions of the Plan, the Administrator may provide that the Shares issued upon exercise of a Stock Option or SAR shall be subject to such further conditions or agreements as the Administrator in its discretion may specify prior to the exercise of such Stock Option or SAR, including, without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions. The obligation to make payments with respect to SARs may be satisfied through cash payments or the delivery of Shares, or a combination thereof as the Administrator shall determine. The Administrator may establish rules for the deferred delivery of Common Stock upon exercise of a Stock Option or SAR with the deferral evidenced by use of Restricted Stock Units equal in number to the number of Shares whose delivery is so deferred.

(vi) Other Terms and Conditions. Stock Options and SARs may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Administrator shall deem appropriate.

(vii) ISOs. Stock Options intending to qualify as ISOs may only be granted to employees of the Company within the meaning of the Code, as determined by the Administrator. An ISO granted to an

Employee who, at the time the ISO is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any “parent corporation” as defined in Section 424(e) of the Code or Subsidiary, must have an exercise price that is not less than 110% of the market value of the Shares subject to the ISO, determined as of the date of grant. To the extent that the Option Agreement specifies that a Stock Option is intended to be treated as an ISO, the Stock Option is intended to qualify to the greatest extent possible as an “incentive stock option” within the meaning of Section 422 of the Code, and shall be so construed; provided, however, that any such designation shall not be interpreted as a representation, guarantee or other undertaking on the part of the Company that the Stock Option is or will be determined to qualify as an ISO. If and to the extent that any Shares are issued under a portion of any Stock Option that exceeds the $100,000 limitation of Section 422 of the Code, such Shares shall not be treated as issued under an ISO notwithstanding any designation otherwise. Certain decisions, amendments, interpretations and actions by the Administrator and certain actions by a Participant may cause a Stock Option to cease to qualify for the tax treatment applicable to ISOs pursuant to the Code and by accepting a Stock Option the Participant agrees in advance to such disqualifying action.

(b) Grant, Terms and Conditions of Restricted Stock and Restricted Stock Units. The Administrator may grant Restricted Stock or Restricted Stock Units at any time and from time to time prior to the expiration of the Plan to eligible Participants selected by the Administrator. A Participant shall have rights as a stockholder with respect to any Shares subject to a Restricted Stock Award hereunder only to the extent specified in this Plan or the Restricted Stock Agreement evidencing such Award. Awards of Restricted Stock or Restricted Stock Units shall be evidenced only by such agreements, notices and/or terms or conditions documented in such form (including by electronic communications) as may be approved by the Administrator. Awards of Restricted Stock or Restricted Stock Units granted pursuant to the Plan need not be identical but each must contain or be subject to the following terms and conditions:

(i) Terms and Conditions. Each Restricted Stock Agreement and each Restricted Stock Unit Agreement shall contain provisions regarding (a) the number of Shares subject to such Award or a formula for determining such, (b) the purchase price of the Shares, if any, and the means of payment for the Shares, (c) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retainable and/or vested, (d) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares as may be determined from time to time by the Administrator, (e) restrictions on the transferability of the Shares and (f) such further terms and conditions as may be determined from time to time by the Administrator, in each case not inconsistent with this Plan.

(ii) Sale Price. Subject to the requirements of applicable law, the Administrator shall determine the price, if any, at which Shares of Restricted Stock or Restricted Stock Units shall be sold or awarded to a Participant, which may vary from time to time and among Participants and which may be below the market value of such Shares at the date of grant or issuance.

(iii) Share Vesting. The grant, issuance, retention and/or vesting of Shares under Restricted Stock or Restricted Stock Unit Awards shall be at such time and in such installments as determined by the Administrator or under criteria established by the Administrator. The Administrator shall have the right to make the timing of the grant and/or the issuance, ability to retain and/or vesting of Shares under Restricted Stock or Restricted Stock Unit Awards subject to continued employment, passage of time and/or such performance criteria and level of achievement versus these criteria as deemed appropriate by the Administrator, which criteria may be based on financial performance and/or personal performance evaluations. Up to 150,000 Shares shall be available for issuance to Participants as Restricted Stock or Restricted Stock Unit Awards having no minimum vesting period. No condition that is based on performance criteria and level of achievement versus such criteria shall be based on performance over a period of less than one (1) year, and no condition that is based upon continued employment or the passage of time shall provide for vesting in full of a Restricted Stock or Restricted Stock Unit Award in less than pro rata installments over three years from the date the Award is made, other than with respect to such Awards that are issued upon exercise or settlement of Stock Options or SARs or upon the death, disability or retirement of the Participant, in each case as specified in the agreement evidencing such Award. Notwithstanding anything to the contrary herein, the performance criteria for any Restricted Stock or Restricted Stock Unit that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Administrator and specified at the time the Restricted Stock or Restricted Stock Unit Award is granted.

(iv) Termination of Employment. The Restricted Stock or Restricted Stock Unit Agreement may provide for the forfeiture or cancellation of the Restricted Stock or Restricted Stock Unit Award, in whole or in part, in the event of the termination of employment or service of the Participant to whom it was granted.

(v) Restricted Stock Units. Except to the extent this Plan or the Administrator specifies otherwise, Restricted Stock Units represent an unfunded and unsecured obligation of the Company and do not confer any of the rights of a stockholder until Shares are issued thereunder. Settlement of Restricted Stock Units upon expiration of the deferral or vesting period shall be made in Shares or otherwise as determined by the Administrator. Dividends or dividend equivalent rights shall be payable in cash or in additional shares with respect to Restricted Stock Units only to the extent specifically provided for by the Administrator. Until a Restricted Stock Unit is settled, the number of Shares represented by a Restricted Stock Unit shall be subject to adjustment pursuant to Section 10. Any Restricted Stock Units that are settled after the Participant’s death shall be distributed to the Participant’s designated beneficiary(ies) or, if none was designated, the Participant’s estate.

(c) Suspension or Termination of Awards. If at any time (including with respect to Stock Options or SARs after a notice of exercise has been delivered) the Administrator, including any Subcommittee or administrator authorized pursuant to Section 4(c) (any such person, an “Authorized Officer”), reasonably believes that a Participant has committed an act of misconduct as described in this Section, the Authorized Officer may suspend the Participant’s right to exercise any Stock Option or SAR or suspend the vesting of Shares under the Participant’s Restricted Stock or Restricted Stock Unit Awards, as the case may be, pending a determination of whether an act of misconduct has been committed. If the Administrator or an Authorized Officer determines a Participant has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Company, breach of fiduciary duty or deliberate disregard of Company rules resulting in loss, damage or injury to the Company, or if a Participant makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition, induces any customer to breach a contract with the Company or induces any principal for whom the Company acts as agent to terminate such agency relationship, neither the Participant nor his or her estate shall be entitled to exercise any Stock Option or SAR whatsoever and the Participant’s Restricted Stock or Restricted Stock Unit Agreement shall be forfeited and cancelled. Any determination by the Administrator or an Authorized Officer with respect to the foregoing shall be final, conclusive and binding on all interested parties. For any Participant who is an Officer, the determination of the Administrator or of the Authorized Officer shall be subject to the approval of the Board.

(d) Transferability. Unless the agreement or other document evidencing an Award (or an amendment thereto authorized by the Administrator) expressly states that the Award is transferable as provided hereunder, no Award granted under this Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner, other than by will or the laws of descent and distribution. The Administrator may grant an Award or amend an outstanding Award to provide that the Award is transferable or assignable (a) in the case of a transfer without the payment of any consideration, to any “family member” as such term is defined in Section 1(a)(5) of the General Instructions to Form S-8 under the Securities Act of 1933, as such may be amended from time to time, and (b) in any transfer described in clause (ii) of Section 1(a)(5) of the General Instructions to Form S-8 under the 1933 Act as amended from time to time, provided that following any such transfer or assignment the Award will remain subject to substantially the same terms applicable to the Award while held by the Participant to whom it was granted, as modified as the Administrator shall determine appropriate, and as a condition to such transfer the transferee shall execute an agreement agreeing to be bound by such terms; provided, further, that an ISO may be transferred or assigned only to the extent consistent with Section 422 of the Code. Any purported assignment, transfer or encumbrance that does not qualify under this Section 8(d) shall be void and unenforceable against the Company.

(e) Qualifying Performance Criteria. For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Administrator in the Award: (a) cash flow, (b) earnings per share, (c) earnings before interest, taxes and amortization, (d) return on equity, (e) total stockholder return, (f) share price performance, (g) return on capital, (h) return on assets or net assets, (i) revenue, (j) income or net income, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) operating margin or profit margin, (n) return on operating revenue, (o) return on invested capital, (p) market segment share, (q) product release schedules, (r) new product innovation, (s) product cost reduction through advanced technology, (t) brand recognition/acceptance, (u) product ship targets, (v) customer satisfaction, (w) strategic initiatives, or (x) acquisitions. The Administrator may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in or provisions under tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year. Notwithstanding satisfaction of any completion of any Qualifying Performance Criteria, to the extent specified at the time of grant of an Award, the number of Shares, Stock Options, SARs, Restricted Stock Units or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Qualifying Performance Criteria may be reduced by the Administrator on the basis of such further considerations as the Administrator in its sole discretion shall determine.

(f) Dividends. Unless otherwise provided by the Administrator, no adjustment shall be made in Shares issuable under Awards on account of cash dividends that may be paid or other rights that may be issued to the holders of Shares prior to their issuance under any Award. The Administrator shall specify whether dividends or dividend equivalent amounts shall be paid to any Participant with respect to the Shares subject to any Award that have not vested or been issued or that are subject to any restrictions or conditions on the record date for dividends.

(g) Documents Evidencing Awards. The Administrator shall, subject to applicable law, determine the date an Award is deemed to be granted. The Administrator or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement’s or document’s effectiveness that such agreement or document be executed by the Participant, including by electronic signature or other electronic indication of acceptance, and that such Participant agree to such further terms and conditions as specified in such agreement or document. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement or other document evidencing such Award.

(h) Additional Restrictions on Awards. Either at the time an Award is granted or by subsequent action, the Administrator may, but need not, impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by a Participant of any Shares issued under an Award, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by the Participant or Participants, and (c) restrictions as to the use of a specified brokerage firm for receipt, resales or other transfers of such Shares.

(i) Subsidiary Awards. In the case of a grant of an Award to any Participant employed by a Subsidiary, such grant may, if the Administrator so directs, be implemented by the Company issuing any subject Shares to the Subsidiary, for such lawful consideration as the Administrator may determine, upon the condition or understanding that the Subsidiary will transfer the Shares to the Participant in accordance with the terms of the Award specified by the Administrator pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such Award may be issued by and in the name of the Subsidiary and shall be deemed granted on such date as the Administrator shall determine.

9. Withholding Taxes. To the extent required by applicable federal, state, local or foreign law, the Administrator may and/or a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise with respect to any Stock Option, SAR, Restricted Stock or Restricted Stock Unit Award, or any sale of Shares. The Company shall not be required to issue Shares or to recognize the disposition of such Shares until such obligations are satisfied. To the extent permitted or required by the Administrator, these obligations may or shall be satisfied by having the Company withhold a portion of the Shares of stock that otherwise would be issued to a Participant under such Award or by tendering Shares previously acquired by the Participant.

10. Adjustments of and Changes in the Common Stock.

(a) The existence of outstanding Awards shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company or any issuance of Shares or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Shares or other securities of the Company or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. Further, except as expressly provided herein or by the Administrator, (i) the issuance by the Company of shares of stock or any class of securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, (ii) the payment of a dividend in property other than Shares, or (iii) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to Stock Options or other Awards theretofore granted or the purchase price per Share, unless the Administrator shall determine, in its sole discretion, that an adjustment is necessary or appropriate.

(b) If the outstanding Shares or other securities of the Company, or both, for which the Award is then exercisable or as to which the Award is to be settled shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, extraordinary dividend of cash and/or assets, recapitalization, reorganization or any similar equity restructuring transaction (as that term is used in Statement of Financial Accounting Standards No. 123 (revised) affecting the Shares or other securities of the Company, the Administrator shall adjust the number and kind of Shares or other securities that are subject to this Plan and to the limits under Section 3 and that are subject to any Awards theretofore granted, and the exercise or settlement prices of such Awards, so as to maintain the proportionate number of Shares or other securities subject to such Awards without changing the aggregate exercise or settlement price, if any.

(c) No right to purchase fractional Shares shall result from any adjustment in Stock Options or SARs pursuant to this Section 10. In case of any such adjustment, the Shares subject to the Stock Option or SAR shall be rounded down to the nearest whole share.

(d) Any other provision hereof to the contrary notwithstanding (except Section 10(a)), in the event the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting and accelerated expiration, or for settlement in cash.

11. Amendment and Termination of the Plan. The Board may amend, alter or discontinue the Plan and the Administrator may to the extent permitted by the Plan amend any agreement or other document evidencing an Award made under this Plan; provided, however, that the Company shall submit for stockholder approval any amendment (other than an amendment pursuant to the adjustment provisions of Section 10) required to be submitted for stockholder approval by NASDAQ or that otherwise would:

(a) Increase the maximum number of Shares for which Awards may be granted under this Plan;

(b) Reduce the price at which Stock Options may be granted below the price provided for in Section 9(a);

(c) Reduce the option price of outstanding Stock Options;

(d) Extend the term of this Plan;

(e) Change the class of persons eligible to be Participants; or

(f) Increase the limits in Section 3.

In addition, no such amendment or alteration shall be made which would impair the rights of any Participant, without such Participant’s consent, under any Award theretofore granted; provided that no such consent shall be required with respect to any amendment or alteration if the Administrator determines in its sole discretion that such amendment or alteration either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy or conform to any law or regulation or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated.

12. Compliance with Applicable Law. This Plan, the grant and exercise of Awards hereunder, and the obligation of the Company to sell, issue or deliver Shares under such Awards, shall be subject to all applicable federal, state and local laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant’s name or deliver any Shares prior to the completion of any registration or qualification of such Shares under any federal, state or local law or any ruling or regulation of any government body which the Administrator shall determine to be necessary or advisable. To the extent the Company is unable to or the Administrator deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary or advisable for the lawful issuance and sale of any Shares hereunder, the Company shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. No Stock Option shall be exercisable and no Shares shall be issued and/or transferable under any other Award unless a registration statement with respect to the Shares underlying such Stock Option is effective and current or the Company has determined that such registration is unnecessary.

13. Liability of Company. The Company shall not be liable to a Participant or other persons as to: (a) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and (b) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Stock Option or other Award granted hereunder.

14. Non-Exclusivity of Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Administrator to adopt such other incentive arrangements as either may deem desirable, including, without limitation, the granting of Stock Options, Stock Appreciation Rights, Restricted Stock or Restricted Stock Units otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

15. Unfunded Plan. Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are granted Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company or the Administrator be deemed to be a trustee of stock or cash to be awarded under the Plan.

16. Listing or Qualification of Common Stock. If the Administrator determines in its discretion that the listing or qualification of the Shares available for issuance under the Plan on any securities exchange or quotation or trading system or under any applicable law or governmental regulation is necessary as a condition to the issuance of such Shares, a Stock Option or SAR may not be exercised in whole or in part and a Restricted Stock or Restricted Stock Unit Award shall not vest or be settled unless such listing, qualification, consent or approval has been unconditionally obtained.

17. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

18. Governing Law. The Plan shall be governed by, and construed in accordance with the laws of the State of Delaware (without giving effect to conflicts of law principles).

19. Awards Under Preexisting Plan. Upon approval of the Plan by stockholders of the Company, no further awards shall be granted under the Preexisting Plan; provided, however, that any shares of Common Stock that have been forfeited or cancelled in accordance with the terms of the applicable award under the Preexisting Plan may be subsequently again awarded in accordance with the terms of such Preexisting Plan.

20. Section 409A of the Code. To the extent applicable, the Plan is intended to comply with Section 409A of the Code. Unless the Administrator determines otherwise, the Administrator shall interpret and administer the Plan in accordance with Section 409A. The Administrator shall have the authority unilaterally to accelerate or delay a payment to which the holder of any Award may be entitled to the extent necessary or desirable to comply with, or avoid adverse consequences under, Section 409A.

DETACH HERE

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF IRIS INTERNATIONAL, INC.

ANNUAL MEETING OF STOCKHOLDERS

FRIDAY, JULY 13, 2007

The undersigned stockholder of IRIS International, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated June 1, 2007, and hereby appoints Mr. César García and Mr. Richard Williams, or either of them, proxies and attorneys-in-fact with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of IRIS International, Inc. to be held on Friday July 13, 2007 at 10:00 a.m., Pacific Time, at IRIS International’s corporate headquarters, located at 9172 Eton Avenue, Chatsworth, California and at any adjournment or postponement thereof, and to vote all shares of capital stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

[SEE REVERSE SIDE]         CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[BACK OF PROXY]

DETACH HERE

☒	Please mark votes as in this example

1.	PROPOSAL TO ELECT SEVEN (7) DIRECTORS.

Nominees:	RICHARD H. WILLIAMS, STEVEN M. BESBECK, MICHAEL D. MATTE, RICHARD G. NADEAU STEPHEN E. WASSERMAN, THOMAS H. ADAMS, PH.D. AND CÉSAR GARCÍA

FOR ALL NOMINEES ☐	WITHHELD FROM ALL NOMINEES ☐	FOR ALL EXCEPT ☐ (See Instructions Below)

(INSTRUCTION: To withhold authority to vote for any individual nominee, mark “FOR ALL EXCEPT” and write their name in the space provided above.)

2.	PROPOSAL TO RATIFY THE SELECTION OF BDO SEIDMAN, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	PROPOSAL TO APPROVE THE 2007 STOCK INCENTIVE PLAN	FOR ☐	AGAINST ☐	ABSTAIN ☐

The board of directors recommends that you vote “FOR” the election of each of the nominees in Proposal No. 1, “FOR” the ratification of BDO Seidman, LLP as the company’s independent registered public accounting firm, and “FOR” approval of the 2007 Stock Incentive Plan. All proposals to be acted upon are proposals of the Company. If any other business is properly presented at the meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place in order to solicit additional proxies in favor of the recommendations of the board of directors, this proxy shall be voted by the proxy holders in accordance with the recommendations of a majority of the board of directors. At the date this proxy statement went to press, we did not anticipate any other matters would be raised at the annual meeting.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐

PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

Signature:                                                      Date:                              Signature:                                                      Date:

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ABOVE OR, TO THE EXTENT NO CONTRARY DIRECTION IS INDICATED, WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR ALL PROPOSALS. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE PROXIES.